UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )

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☐	Soliciting Material under §240.14a-12
American Renal Associates Holdings, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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American Renal Associates Holdings, Inc.
October 24, 2019
To our fellow Stockholders:
We are pleased and excited to invite you to attend the 2019 Annual Meeting of Stockholders of American Renal Associates Holdings, Inc. to be held on Friday, December 6, 2019, at 9 a.m., Eastern Time. This year’s Annual Meeting will be our first time hosting a completely virtual meeting of stockholders, which will be conducted solely online via live webcast. We believe that hosting a virtual meeting will provide expanded access, improved communication and cost savings for our stockholders and the company. If you plan to attend the Annual Meeting, please follow the instructions in the “General Information” section of the attached Proxy Statement.
The Annual Meeting is a time for us to reflect on our performance in 2018 and to thank you for your support as a stockholder. As we look forward, we remain committed to our Core Values and the physician partnership model, which have differentiated us within the nephrology community.
Attached to this letter are a Notice of Annual Meeting of Stockholders and Proxy Statement, which describe the business to be conducted at the meeting. We are also providing our 2018 Annual Report to Stockholders. The Notice of Annual Meeting, Proxy Statement and 2018 Annual Report are first being sent or made available to common stockholders on or about October 24, 2019. We urge you to read the accompanying materials regarding the matters to be voted on at the meeting and to submit your voting instructions by proxy. The Board of Directors recommends that you vote “FOR” each of the proposals listed on the attached notice.
Your vote is important to us, and we hope that you will submit your vote as soon as possible. You may vote your shares by proxy on the Internet, by telephone or by completing, signing and returning a proxy card, or you may vote online during the Annual Meeting.
Thank you for your continued support of American Renal Associates.

American Renal Associates Holdings, Inc.

NOTICE OF 2019 ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE	9:00 a.m., Eastern Time, on Friday, December 6, 2019

PLACE	Online via live webcast at www.meetingcenter.io/274362370

ITEMS OF BUSINESS	1. To elect the two Class III director nominees identified in the Proxy Statement.

2. To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for 2019.

3. To consider such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

RECORD DATE	You are entitled to vote at the Annual Meeting if you were a holder of record of common stock at the close of business on October 11, 2019.

VOTING BY PROXY
Your vote is very important to us. To ensure your shares are voted, you may submit your vote over the Internet, by telephone, or by completing, signing and returning a proxy card. Voting procedures are described on the following page.

This notice and the proxy statement are first being sent or made available on or about October 24, 2019.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders To Be Held on December 6, 2019:

This Proxy Statement and our Annual Report are available at
www.envisionreports.com/ARA

PROXY VOTING METHODS
If, at the close of business on October 11, 2019, you were a stockholder of record or held shares through a broker, bank or other agent, you may vote your shares by proxy at the Annual Meeting. If you were a stockholder of record, you may vote your shares over the Internet, by telephone or by mail, or you may vote at the Annual Meeting. You may also revoke your proxies in the manner described in the “General Information” section of this Proxy Statement. For shares held through a broker, bank or other agent, you may vote by submitting voting instructions to your broker, bank or other agent.
If you hold shares through a broker, bank or other agent, please refer to information from your bank, broker or other agent for voting instructions.
To vote by proxy if you are a stockholder of record:
BY INTERNET

☐	Go to the website www.investorvote.com/ARA and follow the instructions, 24 hours a day, seven days a week.

☐	You will need the 15-digit number included on your Notice of Internet Availability of Proxy Materials or on your proxy card.

BY TELEPHONE

☐	From a touch-tone telephone, dial 1-800-652-VOTE(8683) and follow the recorded instructions, 24 hours a day, seven days a week.

☐	You will need the 15-digit number included on your Notice of Internet Availability of Proxy Materials or on your proxy card in order to vote by telephone.

BY MAIL

☐	If you have not already received a proxy card, you may request a proxy card from us by following the instructions on your Notice of Internet Availability of Proxy Materials.

☐	Mark your selections on the proxy card.

☐	Date and sign your name exactly as it appears on your proxy card.

☐	Mail the proxy card in the enclosed postage-paid envelope provided to you.
Mailed proxy cards must be received no later than December 5, 2019.

YOUR VOTE IS IMPORTANT TO US. THANK YOU FOR VOTING.

Proxy Statement Summary
This summary highlights information contained elsewhere in this proxy statement (this “Proxy Statement”). This summary does not contain all of the information that you should consider in advance of the meeting, and we encourage you to read the entire Proxy Statement before voting. Except where the context requires otherwise, references to “we,” “us,” “our” and similar terms refer to American Renal Associates Holdings, Inc.

2019 Annual Meeting of Stockholders

Time and Date	9:00 a.m., Eastern Time, on Friday, December 6, 2019
Place	Online via live webcast at www.meetingcenter.io/274362370
Record Date	Close of business on October 11, 2019
Voting	Stockholders will be entitled to one vote at the Annual Meeting for each share of common stock they owned as of the Record Date.
Outstanding Common Stock	32,559,776 shares as of the Record Date.

Voting Matters and Board Recommendations

Proposal		Board Recommendation
1	Election of two Class III directors (page 8)	FOR each nominee
2	Ratification of independent auditor for 2019 (page 21)	FOR

How to Cast Your Vote
You can vote by any of the following methods:

Without Attending the Annual Meeting		At the Annual Meeting
●	Internet: www.investorvote.com/ARA	●	Internet: Joining the Annual Meeting at www.meetingcenter.io/274362370. See “General Information” for additional requirements.
●	Telephone: 1-800-652-VOTE (8683) if you are the stockholder of record or beneficially hold shares in “street name”
●	Completed, signed and returned proxy card no later than December 5, 2019

Proposal 1.    Election of Directors
We are asking stockholders to elect the following two Class III director nominees, each of whom currently serves as a member of the board of directors.

Name	Age	Director Since	Occupation	Experience/ Qualifications	Independent		Committee Memberships	Other Boards
					Yes	No
Joseph A. Carlucci	65	1999	Co-founder and CEO of American Renal Associates Holdings, Inc.	● Industry and company experience ● Leadership		✓	● None	● Colorado Center for Reproductive Medicine
Steven M. Silver	51	2010	Senior Managing Director of Centerbridge Partners, L.P.	● Investor designee ● Private equity experience ● Finance experience	✓		● Compensation ● Nominating and Corporate Governance	● KIK Custom Products Inc. ● Wok Holdings, Ltd. ● Pei Wei Asian Diner LLC ● Reddy Ice Holdings, Inc. ● Remedi SeniorCare Holding Corporation ● TriMark USA, LLC ● White Plains Hospital

Proposal 2.Ratification of Appointment of Independent Auditor for 2019

We are asking stockholders to ratify the audit committee’s retention of Grant Thornton LLP as our independent auditor to examine and report on our consolidated financial statements for the fiscal year ending December 31, 2019.

American Renal Associates Holdings, Inc.
500 Cummings Center
Suite 6550
Beverly, Massachusetts 01915
Telephone: 978-922-3080
PROXY STATEMENT
Annual Meeting of Stockholders
December 6, 2019
GENERAL INFORMATION

Why am I being provided with these materials?
We are providing this Proxy Statement to you in connection with the solicitation by the board of directors (the “Board” or “Board of Directors”) of American Renal Associates Holdings, Inc. of proxies to be voted at our 2019 Annual Meeting of Stockholders to be held on December 6, 2019 (the “Annual Meeting”) and at any postponements or adjournments of the Annual Meeting. We mailed to each stockholder entitled to vote at the Annual Meeting either (1) a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) notifying the stockholder how to vote and how to electronically access a copy of this Proxy Statement and our annual report on Form 10-K for the fiscal year ended December 31, 2018 (referred to as the “Proxy Materials”) or (2) the Proxy Materials and a proxy card in paper format. If you have not received, but would like to receive, the Proxy Materials and a proxy card in paper format, please follow the instructions contained in the Notice of Internet Availability.
What am I voting on?
There are two proposals scheduled to be voted on at the Annual Meeting:

•	Proposal No. 1: Election of the two Class III director nominees identified in this Proxy Statement.

•	Proposal No. 2: Ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for 2019.

Who is entitled to vote?
Only stockholders as of the close of business on October 11, 2019 (the “Record Date”) may vote at the Annual Meeting. As of the Record Date, there were 32,559,776 shares of common stock outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If on the Record Date your shares were registered directly in your name with our transfer agent, Computershare Ltd. (“Computershare”), then you are a stockholder of record. As a stockholder of record, you may attend the Annual Meeting and vote at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card, or vote by proxy over the telephone or on the Internet as instructed below, to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If on the Record Date your shares were not registered directly in your name with our transfer agent but instead were held in an account at a brokerage firm, bank, dealer or similar organization, then you are the beneficial owner of shares held in “street name” and the Notice of Internet Availability is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not attend the meeting or vote your shares during the meeting unless you request and obtain a “legal proxy” from your broker or other agent as described under “How do I attend and vote at the Annual Meeting?”
How many votes do I have?
On each matter, you have one vote for each share of common stock you owned as of the Record Date.
How can I find the voting results of the 2019 Annual Meeting of Stockholders?
We plan to announce preliminary voting results at the Annual Meeting, and we will report final results in a Current Report on Form 8-K, which we will file with the Securities and Exchange Commission (“SEC”) shortly after the Annual Meeting.
What constitutes a quorum?
The holders of record of a majority of the voting power of the issued and outstanding shares entitled to vote at the Annual Meeting must be present in person or represented by proxy to constitute a quorum for the Annual Meeting. In accordance with Delaware law, the Board has authorized that the Annual Meeting be held via virtual meeting, and accordingly, stockholders and proxy holders virtually attending the Annual Meeting are deemed present in person for purposes of determining the presence of a quorum.  Abstentions and “broker non-votes” are counted as present in person for purposes of determining a quorum.
How many votes are required to approve each proposal?
Under our Amended and Restated Bylaws (the “Bylaws”), directors are elected (Proposal No. 1) by a plurality of the votes cast in respect of shares present or represented by proxy and entitled to vote thereon, which means that the director nominees with the greatest number of votes cast, even if less than a majority, will be elected. There is no cumulative voting.
Under the Bylaws, the proposal to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for 2019 (Proposal No. 2) requires the vote of the holders of a majority of the voting power of the shares present or represented by proxy and entitled to vote thereon.
What is a “broker non-vote”?
A broker non-vote occurs when shares held through a broker are not voted with respect to a proposal because the broker (1) has not received voting instructions from the stockholder who beneficially owns the shares and (2) lacks the authority to vote the shares at the broker’s discretion. Under New York Stock Exchange (“NYSE”) rules, Proposal No. 1 is considered a non-routine matter, and brokers will lack the authority to vote uninstructed shares at their discretion on this proposal. Proposal No. 2 is considered a routine matter, and brokers will be permitted to exercise their discretion to vote uninstructed shares on this proposal.
How are votes counted?
With respect to the election of directors (Proposal No. 1), you may vote “FOR” or “WITHHOLD” with respect to each nominee. Withheld votes will have the same effect as abstentions and will not count as votes “FOR”

or “AGAINST” a director, because directors are elected by plurality voting. Broker non-votes will not be counted as votes cast and will have no effect on the outcome of Proposal No. 1.
With respect to the ratification of our independent registered public accounting firm (Proposal No. 2), you may vote “FOR,” “AGAINST” or “ABSTAIN.” Abstentions are considered present and entitled to vote with respect to the ratification of our independent registered public accounting firm and will, therefore, have the same effect as votes “AGAINST” Proposal No. 2. There are no broker non-votes with respect to Proposal No. 2, as brokers are permitted to exercise discretion to vote uninstructed shares on this proposal.
What if I return a proxy card or otherwise vote but do not make specific choices?
If you complete and submit your proxy card, the individuals named as proxies will follow your instructions. If you are a stockholder of record and you submit your proxy card but do not direct how to vote on each proposal, the individuals named as proxies will vote as the Board recommends on each proposal. The individuals named as proxies will vote on any other matters properly presented at the Annual Meeting in accordance with their best judgment.
How does the Board recommend that I vote?
The Board recommends that you vote your shares:

•	“FOR” each of the Class III director nominees identified in this Proxy Statement; and

•	“FOR” the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for 2019.

Who will count the vote?
Representatives of Computershare will tabulate the votes and act as inspectors of election.
Why did the Board decide to adopt an online format for the Annual Meeting?
After consideration of the appropriate format of our Annual Meeting, the Board chose a virtual meeting format for the Annual Meeting in an effort to facilitate stockholder attendance and participation by enabling stockholders to participate fully, and equally, from any location around the world, at no cost. The virtual meeting format will allow our stockholders to engage with us at the Annual Meeting from any geographic location, using any convenient internet-connected devices, be it a phone, tablet or computer. We will be able to engage with all stockholders as opposed to just those who can afford to travel to Beverly, Massachusetts to attend an in-person meeting. In addition, we believe the online format will provide a better opportunity for stockholders to communicate with the Board by submitting questions before and during the meeting through the online portal and by calling in live via telephone during the meeting. Finally, the online meeting format will also eliminate many of the costs associated with holding a physical meeting, which is a smart choice for the company and its stockholders. We look forward to increasing participation this year while lowering operating costs for the company.
How do I attend and vote at the Annual Meeting?
Stockholders of record at the close of business on October 11, 2019 will be able to attend the annual meeting, vote, and submit questions during the Annual Meeting by visiting www.meetingcenter.io/274362370 at the meeting date and time. We encourage you to access the Annual Meeting prior to the start time. Online access will begin at 8:30 a.m., Eastern Time. The two items of information needed to access the Annual Meeting from the website are the following:

Username: the 15-digit control number located in the shaded bar on the Notice of Internet Availability you receive or on the proxy card

Meeting password: ARA2019

Have the Notice of Internet Availability or proxy card in hand when you access the website and then follow the instructions. If you are a stockholder of record, you are already registered for the virtual meeting.

If you hold your shares beneficially in street name, you must register in advance to attend the virtual meeting, vote and submit questions. To register in advance you must obtain a legal proxy from the broker, bank, or other nominee that holds your shares giving you the right to vote the shares. You must forward a copy of the legal proxy along with your email address to Computershare. Requests for registration should be directed to:

Computershare
American Renal Associates Holdings, Inc. Legal Proxy
P.O. Box 43001
Providence, RI 02940-3001

Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on November 29, 2019. Even if you plan to attend the virtual meeting, we recommend that you also submit your proxy or voting instructions as described above so that your vote will be counted if you later decide not to attend the meeting.

Stockholders of record and beneficial owners who duly registered to attend the Annual Meeting will be able to vote their shares and submit questions at any time during the virtual meeting by following the instructions on the website above.

If you have technical difficulties or trouble accessing the virtual meeting at any time after online access commences at 8:30 a.m., Eastern Time, on the date of the Annual Meeting, please access the support link provided on the website.
How do I vote my shares without attending the Annual Meeting?
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote by authorizing a proxy to vote on your behalf at the Annual Meeting. Specifically, you may authorize a proxy:

•
By Internet—You may submit your proxy by going to www.investorvote.com/ARA and by following the instructions on how to complete an electronic proxy card. You will need the 15-digit number included on your Notice of Internet Availability or your proxy card in order to vote by Internet.

•
By Telephone—You may submit your proxy by dialing 1-800-652-VOTE (8683) and by following the recorded instructions. You will need the 15-digit number included on your Notice of Internet Availability or on your proxy card in order to vote by telephone.

•
By Mail—If you have received a proxy card, you may vote by mail by signing and dating the enclosed proxy card where indicated and by returning the card in the postage-paid envelope provided to you. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), indicate your name and title or capacity. Proxy cards with respect to shares held of record must be received no later than December 5, 2019.

Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank or similar organization, you should have received a proxy card and voting instructions from that organization rather than from us. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

What does it mean if I receive more than one Notice of Internet Availability or proxy card on or about the same time?
It generally means you hold shares registered in more than one account. To ensure that all your shares are voted, please vote once for each Notice of Internet Availability or proxy card you receive.
May I change my vote or revoke my proxy?
Yes. Whether you have voted by Internet, telephone or mail, if you are a stockholder of record, you may change your vote and revoke your proxy by:

•	voting by Internet or telephone at a later time than your previous vote and prior to the vote at the Annual Meeting;

•	mailing a properly signed proxy card that has a later date than your previous vote and that is received no later than December 5, 2019;

•	delivering, by no later than December 5, 2019, a written statement to that effect to our Interim Secretary; or

•
attending the Annual Meeting and voting. Any stockholder of record as of the Record Date attending the Annual Meeting may vote his or her shares electronically at the Annual Meeting, whether or not a proxy has been previously given, but the presence (without further action) of a stockholder at the Annual Meeting will not constitute revocation of a previously given proxy.

If your shares are held by your broker, bank or similar organization, please refer to information from that organization on how to revoke or submit new voting instructions.
Could other matters be decided at the Annual Meeting?
As of the date of this Proxy Statement, we do not know of any matters to be raised at the Annual Meeting other than the two proposals described in this Proxy Statement. If other matters are properly presented at the Annual Meeting for consideration and you are a stockholder of record and have voted by Internet, telephone or mail, the named proxies will have the discretion to vote on those matters for you.
Who will pay for the cost of this proxy solicitation?
We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by our directors, officers or employees (for no additional compensation) in person or by telephone, e-mail or other means of communication. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses.

PROPOSAL NO. 1—ELECTION OF DIRECTORS
Our amended and restated certificate of incorporation provides for a board of directors divided into three classes. Joseph A. Carlucci, Patrick T. Ryan and Steven M. Silver constitute a class with a term that expires at the Annual Meeting (the “Class III Directors”); Michael E. Boxer, Thomas W. Erickson and Robert H. Fish constitute a class with a term that expires at the Annual Meeting of Stockholders in 2020 (the “Class I Directors”); and Syed T. Kamal, Susanne V. Clark, Jared S. Hendricks and John M. Jureller constitute a class with a term that expires at the Annual Meeting of Stockholders in 2021 (the “Class II Directors”). As previously disclosed, on October 17, 2019, Patrick T. Ryan notified us of his decision to resign from the Board, effective October 25, 2019.
Upon the recommendation of the Nominating and Corporate Governance Committee, the Board has considered and nominated Joseph A. Carlucci and Steven M. Silver for a three-year term expiring at the Annual Meeting of Stockholders in 2022. Action will be taken at the Annual Meeting for the election of these two Class III director nominees.
Our amended and restated certificate of incorporation provides that the total number of directors shall be determined from time to time exclusively by resolution of the Board, subject to restrictions under our amended and restated stockholders agreement with Centerbridge and certain of our executive officers. See "Transactions with Related Persons—Certain Related Party Transactions." The Board currently consists of ten directors. As discussed above, it is proposed that the stockholders elect two Class III Directors at the Annual Meeting instead of the current three Class III directors, due to Mr. Ryan's resignation from the Board. The Board has resolved that the number of directors of the company will be reduced to nine, effective October 25, 2019. Proxies cannot be voted for a greater number of persons than two, which is the number of nominees named in this Proxy Statement.
Unless otherwise instructed, the persons named in the form of proxy card attached to this Proxy Statement intend to vote the proxies held by them for the election of each of Messrs. Carlucci and Silver. Both of the nominees have indicated that they will be willing and able to serve as directors. If any nominee becomes unwilling or unable to serve as a director, the Board may propose another person in place of that nominee, and the individuals designated as your proxies will vote to appoint that proposed person. Alternatively, the Board may decide to reduce the number of directors constituting the full Board.
The following information describes the current members of the Board, including those incumbent directors who are nominees for election to the Board as Class III Directors, including the offices held, other business directorships and the class and term of each director nominee and director. When considering whether directors have the experience, qualifications, attributes or skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively in light of our business and structure, the Board focused primarily on each person’s background and experience as reflected in the information discussed in each of the directors’ individual biographies set forth below. We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business. Beneficial ownership of equity securities of the director nominees and each director is shown under “Ownership of Securities” below.

Class III Director Nominees for Election at the Annual Meeting
Name	Age	Director Since	Independent		Committee Memberships	Other Boards
			Yes	No
Joseph A. Carlucci	65	1999		✓	● None	● Colorado Center for Reproductive Medicine
Steven M. Silver	51	2010	✓		● Compensation ● Nominating and Corporate Governance	● KIK Custom Products Inc. ● Wok Holdings, Ltd. ● Pei Wei Asian Diner LLC ● Reddy Ice Holdings, Inc. ● Remedi SeniorCare Holding Corporation ● TriMark USA, LLC ● White Plains Hospital

The principal occupations and business experience, for at least the past five years, of each Class III Director nominee for election at the Annual Meeting are as follows:
Joseph A. Carlucci is a co-founder of our company and has served as Chief Executive Officer since 2005 and as Chairman of the Board since 2012. Mr. Carlucci has more than 40 years of experience in the dialysis services industry. Mr. Carlucci also served as our Chief Operating Officer and Treasurer from our inception in 1999 to 2005. Prior to co-founding our company, Mr. Carlucci served as President and Chief Executive Officer of Optimal Renal Care, a joint venture between Fresenius Medical Care North America (“FMCNA”) and Kaiser Permanente of Southern California designed as a disease management organization providing additional opportunities to improve treatment outcomes, improve cost structures, and implement new technologies and methods of dialysis care. Prior to that, Mr. Carlucci served as Vice President of Administration at FMCNA and was responsible nationally for managed care, medical director relations and facility development. He has operations experience from Facility Administrator to Director of U.S. Operations at FMCNA. Mr. Carlucci also serves on the board of directors of the Colorado Center for Reproductive Medicine. Mr. Carlucci holds a B.S. in Accounting from Bentley University.
In nominating Mr. Carlucci for election as a director, the Board considered his experience as an executive in the dialysis services industry, including as a co-founder of our company, in addition to his providing a management perspective to Board deliberations and valuable information about the status of our day to day operations given his role as our Chief Executive Officer.
Steven M. Silver has served as a member of the Board since 2010. Mr. Silver also serves on the boards of directors of KIK Custom Products Inc., Wok Holdings, Ltd., Pei Wei Asian Diner LLC, Reddy Ice Holdings, Inc., Remedi SeniorCare Holding Corporation, TriMark USA, LLC and White Plains Hospital. Mr. Silver joined Centerbridge Partners, L.P. as a Senior Managing Director in 2006. Prior to joining Centerbridge Partners, L.P., Mr. Silver was a Managing Director and Partner at Vestar Capital Partners, a private equity investment firm. Mr. Silver began his career as a member of the Mergers & Acquisitions department of Wasserstein Perella & Co. in New York and London. Mr. Silver received a B.A. from Yale College and an M.B.A. with high distinction from Harvard Business School in 1995, where he was a George F. Baker Scholar.
In nominating Mr. Silver for election as a director, the Board considered his significant experience in working with companies controlled by private equity sponsors, particularly in the healthcare industry, and his extensive financial background.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE
ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED ABOVE.

Class I Directors Continuing in Office Until Our 2020 Annual Meeting
Name	Age	Director Since	Independent		Committee Memberships	Other Boards
			Yes	No
Michael E. Boxer	58	2010	✓		● Compliance	● GI Scientific ● Clever Care Health Plan, Inc.
Thomas W. Erickson	68	2011		✓	● Compensation ● Nominating and Corporate Governance ● Compliance	● Luminex Corporation ● 3D Systems Corporation
Robert H. Fish	69	2017	✓		● Audit	● Quorum Health Corporation ● Genesis Healthcare, Inc.
The principal occupations and business experience, for at least the past five years, of each Class I Director are as follows:
Michael E. Boxer has served as a member of the Board since 2010. Mr. Boxer is President of The Enterprise Group Ltd., a healthcare advisory firm. Previously, he served as a senior advisor to Centerbridge

Partners, L.P. from 2011 to 2018. Mr. Boxer serves on the board of directors of GI Scientific and Clever Care Health Plan, Inc. Mr. Boxer previously served as vice chairperson of the board of directors and as chairperson of the audit and compliance committees of Remedi SeniorCare Holding Corporation and served on the board of directors and was chairperson of the audit committee and compliance committees of Versant Health (formerly Superior Vision Corporation). He served as chairperson of the audit committee and as a board member of Genesis Healthcare, Inc. (formerly Skilled Healthcare Group, Inc.) from 2006 until 2015. Mr. Boxer served as the chief financial officer of HealthMarkets, Inc., a provider of health and life insurance products. Mr. Boxer was chief financial officer of Mariner Health Care, Inc., a skilled nursing facility and long-term acute care provider. Mr. Boxer served as chief financial officer of Allergan plc (formerly Watson Pharmaceuticals Inc.), an integrated specialty pharmaceutical company. Prior to that, Mr. Boxer was a healthcare investment banker at Furman Selz. Mr. Boxer received a B.B.A. in Finance from Colorado State University and an M.B.A. from the University of Chicago Booth School of Business.
Mr. Boxer brings to the Board his experience in executive management and accounting, including his significant experience as a senior executive as well as a board member and chairman of audit committees at various healthcare companies.
Thomas W. Erickson has served as a member of the Board since 2011. Mr. Erickson also serves as chairman of the executive committee of Luminex Corporation, a developer and manufacturer of biological testing technologies and products for the diagnostics, pharmaceutical and life sciences industries, and is chairman of the executive committee of 3D Systems Corporation, a developer and manufacturer of 3D printing products and services. Mr. Erickson has also held various public company directorships and executive roles, including chairman and interim chief executive officer of Western Dental Services, Inc., senior advisor to New Mountain Capital, LLC, a private equity firm, chairman of the board and interim chief executive officer of National Medical Health Card Systems, Inc., a pharmacy benefits manager, chairman of the board of Pathways, Inc., an operator of post-acute care facilities, chairman of the board of TransHealthcare, Inc., a health care services company, chairman and interim chief executive officer of LifeCare Health Partners, LLC, an operator of long-term acute care hospitals, interim president and chief executive officer of Luminex Corporation, interim president and chief executive officer of Omega Healthcare Investors, Inc., a healthcare focused real estate investment trust, and chairman of the board of Inmar, Inc., a reverse logistics and revenue recovery company. Mr. Erickson was also a cofounder, president and chief executive officer of CareSelect Group, Inc., a physician practice management company. Earlier in his career, Mr. Erickson held several management positions at American Hospital Supply Corporation. Mr. Erickson holds a B.B.A. from the University of Iowa and an M.B.A. from Southern Methodist University.
Mr. Erickson brings to the Board his experience in the healthcare industry, including his significant experience as chairman of the board of directors and chief executive officer of several healthcare focused companies.
Robert H. Fish has served as a member of the Board since 2017. Mr. Fish has served, since May 2018, as Chief Executive Officer and, since September 2018, as a member of the board of directors of Quorum Health Corporation, an operator of general acute care hospitals and outpatient services. Prior to joining Quorum Health, he served as Interim Chief Executive Officer of Millennium Health, LLC from January 2018 to March 2018. Mr. Fish also serves as the Chairman of the board of directors of Genesis Healthcare, Inc., a national provider of post-acute healthcare services (“Genesis”). Mr. Fish joined Skilled Healthcare Group, Inc., which was later acquired by Genesis, as the Chief Executive Officer in 2013. Mr. Fish served as Skilled Healthcare’s Chief Executive Officer until February 2015, when the combination of Skilled Healthcare and Genesis was completed. During his career, Mr. Fish has served as Chairman, President or Chief Executive Officer of a number of public and private healthcare services companies. From 2012 until he joined Skilled Healthcare in 2013, Mr. Fish served as Managing Partner of Sonoma-Seacrest, LLC, a California health care firm specializing in strategic planning, performance improvement and merger and acquisition matters. Mr. Fish’s prior board positions include serving as the Chairman of REACH Medical Holdings, a regional air medical transport company, from 2008 to 2012, which was acquired by Air Medical Group Holdings; serving as the Executive Chairman of Coram, Inc., a large home infusion provider, from 2005 to 2006, until its sale to Apria; serving as a director of NeighborCare, Inc., a large institutional pharmacy, from 2003 to 2005, until its acquisition by Omnicare; and serving as the Lead Director of Genesis from 2003 to 2007. From 2001 to 2002, Mr. Fish served as a director and subsequently from 2002 to 2003, Mr. Fish served as Chairman and Chief

Executive Officer of Genesis Health Ventures, a long-term care and institutional pharmacy company and predecessor in interest to Genesis. Mr. Fish also has extensive experience in hospital administration, having been President and Chief Executive Officer of St. Joseph Health System from 1995 to 1999 and Valley Care Health System from 1985 to 1995, as well as a member of the Board of Directors of the St. Helena Hospital Foundation, a philanthropic organization benefiting the St. Helena Hospitals in Napa Valley, since 2013. Mr. Fish received a B.A. degree in Sociology from Whittier College and a M.P.H. degree in Hospital Administration from the University of California, Berkeley.
Mr. Fish brings to the Board his extensive experience in the healthcare services industry generally and, in particular, his public company directorial experience as a director, lead director and executive chairman and his roles as chief executive.

Class II Directors Continuing in Office Until Our 2021 Annual Meeting
Name	Age	Director Since	Independent		Committee Memberships	Other Boards
			Yes	No
Syed T. Kamal	67	1999		✓	● None	● None
Susanne V. Clark	50	2017	✓		● None	● KIK Custom Products, Inc.
Jared S. Hendricks	38	2010	✓		● Compensation ● Nominating and Corporate Governance	● IPC Corp. ● Ligado Networks LLC ● Syncsort Incorporated
John M. Jureller	60	2015	✓		● Audit	● White Plains Hospital
The principal occupations and business experience, for at least the past five years, of each Class II Director are as follows:
Syed T. Kamal is a co-founder of our company and has served President and a director since our inception in 1999. Mr. Kamal also served as Executive Vice President from 1999 to 2005. Mr. Kamal has nearly 40 years of experience in the dialysis services industry. Prior to co-founding our company, Mr. Kamal served in various management roles at FMCNA, including as President of FMCNA’s southern business unit, Vice President of Operations for FMCNA’s North America division, Director and Vice President of Operations for FMNCA’s International division and Regional Manager of FMNCA’s Mid Atlantic and Southeast regions (U.S.). Mr. Kamal holds a B.A. in Economics and Statistics and an M.B.A. from the University of Punjab in Pakistan.
Mr. Kamal brings to the Board his experience as an executive in the dialysis services industry, in addition to his providing a management perspective to Board deliberations and valuable information about the status of our day to day operations given his role as our President.
Susanne V. Clark has served as a member of the Board since 2017. Ms. Clark has served as a Senior Managing Director and the General Counsel of Centerbridge Partners, L.P. since 2009. Prior to joining Centerbridge Partners, L.P., Ms. Clark was the General Counsel and Chief Compliance Officer of Basso Capital Management, L.P, an SEC-registered investment adviser managing multi-strategy, convertibles and credit funds from 2007 to 2009. Prior to Basso, Ms. Clark was the Deputy General Counsel of Amaranth Group Inc., an investment adviser for multi-strategy and long/short equity funds from 2003 to 2006. Before that, from 1999 to 2003, Ms. Clark served as Vice President and Assistant General Counsel at Goldman Sachs, where she was responsible for finance and corporate legal matters involving The Goldman Sachs Group, Inc. and, prior to that, for legal matters involving the investment banking business of Goldman, Sachs & Co. Ms. Clark started her career as an Associate in the New York office of Shearman & Sterling LLP. Ms. Clark also serves on the board of KIK Custom Products, Inc. Ms. Clark graduated with honors from Swarthmore College and received her J.D. from Columbia Law School.
Ms. Clark brings to the Board her significant experience in working with companies controlled by private equity sponsors and her executive experience with a wide range of issues, including finance and corporate legal matters.

Jared S. Hendricks has served as a member of the Board since 2010. Mr. Hendricks also serves on the boards of directors of IPC Corp., Ligado Networks LLC and Syncsort Incorporated. Mr. Hendricks joined Centerbridge Partners, L.P., an investment management firm employing a flexible approach across investment disciplines—from private equity to credit and related strategies, and real estate, in 2006 and has served as a Senior Managing Director since 2014. Prior to joining Centerbridge Partners, L.P., from 2004 to 2006, Mr. Hendricks was an Associate at Silver Lake Partners, a private equity firm focused on investments in technology and related growth companies. Prior to joining Silver Lake, he was an investment banking analyst within the Global Industrial and Services group at Credit Suisse First Boston. Mr. Hendricks graduated summa cum laude from The Wharton School of the University of Pennsylvania where he received a B.S. in Economics.
Mr. Hendricks brings to the Board his significant experience in working with companies controlled by private equity sponsors, particularly in the healthcare industry, and his extensive financial background.
John M. Jureller has served as a member of the Board since 2015. Mr. Jureller also serves on the board of directors of White Plains Hospital in White Plains, New York and is the Chairman of the finance committee as well as a member of the audit committee of the board of directors of White Plains Hospital. Mr. Jureller served on the audit committees of Studio Moderna Holdings B.V. from 2011 to 2012 and Torex Retail Holdings Ltd. from 2009 to 2012. Since 2017, Mr. Jureller has served as a Managing Director at Accordion Partners, a financial advisory firm. Mr. Jureller was an independent financial and management consultant from 2016 to 2017, and prior to that served as the Executive Vice President and Chief Financial Officer of Frontier Communications Corp. from 2013 until 2016. Prior to joining Frontier Communications Corp., Mr. Jureller served in a variety of senior financial roles with various companies including General Atlantic LLC, WestPoint International, Inc., AlixPartners, LLP, PepsiCo, Inc. and General Electric Capital Corporation. Mr. Jureller began his career with the corporate banking and leveraged finance groups at Bankers Trust Company. Mr. Jureller received a B.S. in Finance and an M.B.A. from Cornell University.
Mr. Jureller brings to the Board his extensive financial background and significant executive management experience at various public and private companies, including his experience as chief financial officer of a large, publicly traded company, which enables him to contribute valuable perspectives to the Board on financial, risk management, public reporting, compliance, investor relations, operational and other matters.

BOARD OF DIRECTORS AND CERTAIN GOVERNANCE MATTERS
The Board of Directors directs and oversees the management of our business and affairs and has four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, and the Compliance Committee. In addition, from time to time, special committees may be established under the direction of the Board when necessary to address specific issues.
Director Independence and Independence Determinations
Under our Corporate Governance Guidelines and NYSE rules, a director is not independent unless the Board affirmatively determines that he or she does not have a material relationship with us or any of our subsidiaries (either directly or as a partner, stockholder or officer of an organization that has a relationship with us or any of our subsidiaries).
Our Corporate Governance Guidelines define an “independent” director in accordance with Section 303A.02 of the NYSE’s Listed Company Manual. In addition, audit and compensation committee members are subject to the additional independence requirements of applicable SEC rules and NYSE listing standards. Our Corporate Governance Guidelines require the Board to review the independence of all directors at least annually.
In the event a director has a relationship with our company that is relevant to his or her independence and is not addressed by the objective tests set forth in the NYSE independence definition, the Board will determine, considering all relevant facts and circumstances, whether such relationship is material.
The Board has affirmatively determined that each of our directors, other than Messrs. Carlucci, Kamal and Erickson, is independent under the guidelines for director independence set forth in our Corporate Governance Guidelines and the applicable NYSE listing standards, including with respect to committee membership with respect to the committees, if any, on which they serve. In making the director independence determinations, the Nominating and Corporate Governance Committee and the Board considered the fact that Messrs. Hendricks and Silver, and Ms. Clark, are employed by Centerbridge Partners, L.P., affiliates of which received payments from us during 2016 pursuant to a transaction fee and advisory services agreement that was terminated in April 2016, and the fact that Mr. Ryan is the Chief Executive Officer of Press Ganey Associates, Inc., which has provided, and continues to provide, patient and physician satisfaction surveys to us. Payments received by Centerbridge and Press Ganey, respectively, pursuant to the foregoing transactions did not exceed the greater of $1 million or 2% of their respective consolidated gross revenues in any of the last three fiscal years. Mr. Erickson continues to serve on the Compensation Committee and the Nominating and Corporate Governance Committee based on our reliance on the “controlled company” exception described below.

Director Nomination Process
The Board seeks to ensure that it is composed of members whose particular experience, qualifications, attributes and skills, when taken together, will allow the Board to satisfy its oversight responsibilities effectively. The Nominating and Corporate Governance Committee weighs the characteristics, experience, independence and skills of potential candidates for election to the Board and recommends nominees for director to the Board for election. In considering candidates for the Board, the Nominating and Corporate Governance Committee also assesses the size, composition and combined expertise of the Board. As the application of these factors involves the exercise of judgment, the Nominating and Corporate Governance Committee does not have a standard set of fixed qualifications that is applicable to all director candidates, although the Nominating and Corporate Governance Committee does at a minimum assess each candidate’s strength of character, mature judgment, familiarity with our business and industry, independence of thought and ability to work collegially with the other members of the Board. In addition, although the Board considers diversity of viewpoints, background and experiences, the Board does not have a formal diversity policy. In identifying prospective director candidates, the Nominating and Corporate Governance Committee may seek referrals from other members of the Board, management, stockholders and other sources, including third-party recommendations. The Nominating and Corporate Governance Committee also may, but need not, retain a search firm in order to assist it in identifying candidates to serve as members of the Board. The Nominating and Corporate Governance Committee utilizes the same criteria for evaluating candidates regardless of the source of the referral. When considering director candidates, the Nominating and Corporate Governance Committee seeks individuals with backgrounds and qualities that, when combined with those of our incumbent directors, provide a blend of skills and experience to further enhance the Board’s effectiveness.
In connection with its annual recommendation of a slate of nominees, the Nominating and Corporate Governance Committee also may assess the contributions of those directors recommended for re-election in the context of the Board evaluation process and other perceived needs of the Board.
In addition to the process described above, the Nominating and Corporate Governance Committee also nominates a number of individuals designated by Centerbridge Capital Partners, L.P. and certain of its affiliates (“Centerbridge”) as required under the provisions of the stockholders agreement described below under “Transactions With Related Persons—Stockholders Agreement.” The stockholders agreement provides that until we cease to be a controlled company, Centerbridge will have the right to designate a majority of our directors. After we cease to be a controlled company, Centerbridge will continue to have the right to designate nominees to the Board, subject to the maintenance of certain ownership requirements in our company. Centerbridge has designated Messrs. Boxer, Erickson, Fish, Hendricks and Silver, as well as Ms. Clark, as directors. Messrs. Carlucci and Kamal became our directors pursuant to the rights granted to them under the stockholders agreement.
When considering whether the nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively in light of our business and structure, the Board focused primarily on the nominees’ contributions to our and our subsidiaries’ success in recent years and on information discussed in each of the nominee’s biographical information set forth above. We believe that the director nominees provide an appropriate mix of experience and skills relevant to the size and nature of our business. In particular, with respect to Mr. Carlucci, the Board considered his experience as an executive in the dialysis services industry, including as a co-founder of our company, in addition to his providing a management perspective to Board deliberations and valuable information about the status of our day‑to‑day operations given his role as our Chief Executive Officer; and, with respect to Mr. Silver, the Board considered his significant experience in working with companies controlled by private equity sponsors, particularly in the healthcare industry, and his extensive financial background.
The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. Stockholders wishing to propose a candidate for consideration may do so by submitting the proposed candidate’s full name and address, résumé and biographical information to the attention of our Interim Secretary, Victoria A. Labriola, American Renal Associates Holdings, Inc., 500 Cummings Center, Suite 6550, Beverly, MA 01915. All recommendations for nomination received by the Interim Secretary that satisfy the requirements in our Bylaws relating to director nominations will be presented to the Nominating and Corporate Governance Committee for its consideration.

Executive Sessions
Executive sessions, which are meetings of the non-management members of the Board, are regularly scheduled throughout the year. In addition, at least once a year, the independent directors will meet in a private session that excludes management and any non-independent directors. A director designated at each executive session by the non-management or independent directors, as applicable, presides at the executive sessions. If a lead independent director is elected, such person will preside at executive sessions.
Leadership Structure
Joseph A. Carlucci has served as Chairman of the Board since 2012 and Chief Executive Officer since 2005. In accordance with the Corporate Governance Guidelines, the Board selects our Chairman and our Chief Executive Officer in a manner it considers to be in our best interests and, accordingly, does not have a policy on whether the roles of Chairman and Chief Executive Officer should be separate or combined and, if separate, whether the Chairman should be selected from the independent directors. At this time, the Board believes that our current Chief Executive Officer is best situated to serve as Chairman. Mr. Carlucci co-founded our company and is highly knowledgeable with respect to our business, operations and industry. Mr. Carlucci is well positioned to identify strategic priorities and lead the Board’s consideration and analysis of such priorities. The Board believes that the combined role of Chairman and Chief Executive Officer currently promotes consistency and efficiency in the development and execution of our business strategy. The Board does not have a lead independent director. Rather, all of the independent directors play an active role on the Board and possess the critical experience and business judgment to help guide our company and provide the Chairman with crucial insight to develop and execute our business strategy.
Communications with the Board
As described in the Corporate Governance Guidelines, any stockholder or other interested party who wishes to communicate with a member or members of the Board, including any then-serving lead director, the chairperson of any of the Audit, Compliance, Compensation or Nominating and Corporate Governance Committees, or to the non-management or independent directors as a group, may do so by addressing such communications or concerns to our Interim Secretary, 500 Cummings Center, Suite 6550, Beverly, Massachusetts 01915, who will forward such communication to the appropriate party.
Controlled Company Exception
Centerbridge beneficially owns shares representing a majority in voting power of our shares eligible to vote in the election of directors, as shown under “Ownership of Securities” below. As a result, we are a “controlled company” within the meaning of the NYSE corporate governance standards. Under these corporate governance standards, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance standards, including the requirements that (1) a majority of its board of directors consist of independent directors, (2) its board of directors have a compensation committee that is comprised entirely of independent directors, with a written charter addressing the committee’s purpose and responsibilities, and (3) its board of directors have a nominating and corporate governance committee that is comprised entirely of independent directors, with a written charter addressing the committee’s purpose and responsibilities. Although, as disclosed above, as of the date of this Proxy Statement, a majority of the Board consists of independent directors, we currently utilize the foregoing “controlled company” exemptions relating to the composition of compensation committees and nominating and corporate governance committees to permit Mr. Erickson, a non-independent director, to serve on each such committee. In the event that we cease to be a “controlled company” and our shares continue to be listed on the NYSE, we will be required to comply with the NYSE corporate governance standards and, depending on the Board’s independence determination with respect to our then-current directors, we may be required to add additional directors to the Board in order to achieve such compliance within the applicable transition periods.
Board Committees and Meetings
Subject to NYSE listing standards and applicable law, until such time as we cease to be a “controlled company,” Centerbridge will have the right to designate a majority of the members of any committee of the Board, and when we cease to be a “controlled company,” Centerbridge will have the right to designate one member to each of the committees of the Board or such greater number of members that is as nearly proportionate to Centerbridge’s representation on the Board as possible.

The following table summarizes the current membership of each of the Board’s committees.

	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Compliance Committee
Steven M. Silver
John M. Jureller	Chair
Thomas W. Erickson		Chair
Jared Hendricks			Chair
Michael Boxer				Chair
Patrick Ryan
Robert H. Fish

All directors are expected to make every effort to attend all meetings of the Board, meetings of the committees of which they are members and the annual meeting of stockholders. During the year ended December 31, 2018, the Board held eleven meetings, the Audit Committee held four meetings, the Compensation Committee held eight meetings, the Nominating and Corporate Governance Committee held three meetings, and the Compliance Committee held four meetings. During 2018, each director attended 75% or more of the total number of meetings of the Board and of the committees on which each such director served (during the periods that he or she served), and all directors, other than Messrs. Boxer, Hendricks and Silver, attended our 2018 Annual Meeting of Stockholders.
Audit Committee
We have an Audit Committee consisting of Messrs. Jureller, Fish and Ryan, with Mr. Jureller serving as chair. In light of Mr. Ryan's resignation, the Board has appointed Mr. Boxer to serve on the Audit Committee, effective October 25, 2019. All members of the Audit Committee and Mr. Boxer have been determined to be “independent,” consistent with our Audit Committee charter, Corporate Governance Guidelines, SEC rules and the NYSE listing standards applicable to boards of directors in general and audit committees in particular. The Board has also determined that each of the members of the Audit Committee and Mr. Boxer are “financially literate” within the meaning of the listing standards of the NYSE. In addition, the Board has determined that Mr. Jureller qualifies as an audit committee financial expert, as defined by applicable SEC regulations.
The duties and responsibilities of the Audit Committee are set forth in its charter, which can be found at www.americanrenal.com under “Investor Relations: Corporate Governance: Governance Documents: Audit Committee Charter,” and include assisting the Board in overseeing the following:

•	the quality and integrity of our financial statements;

•	our accounting and financial reporting process and the audits of our financial statements;

•	our compliance with legal and regulatory requirements in coordination with the Compliance Committee;

•	the independent registered public accounting firm’s qualifications, performance and independence; and

•	the qualifications and performance of our internal audit function.

The Audit Committee also prepares the report of the committee required by the rules and regulations of the SEC to be included in our annual proxy statement.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee consists of Messrs. Hendricks, Erickson and Silver, with Mr. Hendricks serving as chair. Each of Messrs. Hendricks and Silver has been determined to be “independent,” as defined by our Corporate Governance Guidelines and the NYSE listing standards. We currently utilize the “controlled company” exemption described above under “Controlled Company Exception” to permit Mr. Erickson, a non-independent director, to serve on the Nominating and Corporate Governance Committee.

The duties and responsibilities of the Nominating and Corporate Governance Committee are set forth in its charter, which can be found at www.americanrenal.com under “Investor Relations: Corporate Governance: Governance Documents: Nominating and Corporate Governance Committee Charter,” and include the following:

•
identifying individuals qualified to become directors, consistent with the criteria approved by the Board, and selecting, or recommending that the Board select, the director nominees for each annual meeting of stockholders or to otherwise fill vacancies or newly created directorships on the Board that may occur between meetings;

•	developing and recommending to the Board a set of corporate governance principles applicable to us;

•	overseeing the evaluation of the performance of the Board and management;

•	establishing, monitoring and recommending to the Board the purpose, structure and operations of the various committees of the Board; and

•	recommending to the Board the members of the Board to serve on the various committees of the Board.

Compensation Committee
Our Compensation Committee consists of Messrs. Erickson, Hendricks and Silver, with Mr. Erickson serving as chair. Each of Messrs. Hendricks and Silver has been determined to be “independent,” as defined by our Corporate Governance Guidelines and the NYSE listing standards applicable to boards of directors in general and compensation committees in particular. We currently utilize the “controlled company” exemption described above under “Controlled Company Exception” to permit Mr. Erickson, a non-independent director, to serve on the Compensation Committee.
The duties and responsibilities of the Compensation Committee are set forth in its charter, which can be found at www.americanrenal.com under “Investor Relations: Corporate Governance: Governance Documents: Compensation Committee Charter,” and include the following:

•	establishing and reviewing our overall compensation philosophy;

•	overseeing our executive compensation policies and practices;

•	reviewing and approving matters related to the compensation of the Chief Executive Officer and other executive officers; and

•	reviewing and monitoring our incentive and equity-based compensation plans.

The Compensation Committee reviews and approves, or recommends to the Board, the annual compensation of our Chairman and Chief Executive Officer and our other executive officers, taking into consideration, among other things, each individual’s performance and contributions in light of such executive’s goals and objectives. As part of the Compensation Committee’s compensation setting process, the Compensation Committee will review on a periodic basis the operations of our executive compensation programs to determine if they are effective in achieving their intended purpose. The Chief Executive Officer and other executive officers do not participate in the determination of their own respective compensation or the compensation of directors. However, the Chief Executive Officer does make recommendations to the Compensation Committee with respect to specific compensation actions related to the other executive officers.
With respect to director compensation, the Compensation Committee reviews and recommends to the full Board the compensation of non-management directors (other than directors who are not paid additional compensation for their services as directors or as committee members), and the full Board then reviews these recommendations and makes a final determination on the compensation of such directors.
The Compensation Committee may form subcommittees composed of one or more of its members for any purpose that the committee deems appropriate and may delegate to such subcommittees such power and authority as the committee deems appropriate. The Compensation Committee may also, if permitted by law, delegate to one or more officers of the company the authority to make grants and awards of cash or options or other equity securities to any non-executive officers of the company under the company’s incentive-compensation or other equity-based plans as the committee deems appropriate and in accordance with the terms of such plan.

In 2018, the Compensation Committee retained Fredric W. Cook & Co., Inc. (“FW Cook”) as a compensation consultant to determine and recommend the amount and form of executive compensation and to assist it in developing appropriate compensation philosophies and plans.
Compliance Committee
Our Compliance Committee consists of Messrs. Boxer, Erickson and Ryan, with Mr. Boxer serving as chair. Each of Messrs. Boxer and Ryan has been determined to be “independent,” as defined by our Corporate Governance Guidelines and the NYSE listing standards.
The duties and responsibilities of the Compliance Committee are set forth in its charter, which can be found at www.americanrenal.com under “Investor Relations: Corporate Governance: Governance Documents: Compliance Committee Charter,” and include the following:

•
review and recommend the Compliance Program, including the Compliance Reference Manual and the Code of Conduct, which is designed to ensure compliance with all applicable legal, regulatory, and ethical requirements, for full Board approval;

•	review and approve the annual Compliance Work Plan prepared by the Chief Compliance Officer, including the annual Audit Plan and the annual Training Plan;

•	assess at least annually the effectiveness of the Compliance Program and of the Executive Compliance Committee, a committee of executives who oversee the implementation of the Compliance Program;

•	review and evaluate findings and recommendations from completed compliance activities and audits, including management responses and action plans; and

•	ensure adequate resources are available for an effective Compliance Program.

Committee Charters and Corporate Governance Guidelines
Our commitment to good corporate governance is reflected in our Corporate Governance Guidelines, which describe the Board’s views and policies on a wide range of governance topics. These Corporate Governance Guidelines are reviewed from time to time by our Nominating and Corporate Governance Committee and, to the extent deemed appropriate in light of emerging practices, revised accordingly upon recommendation to and approval by the Board.
Our Corporate Governance Guidelines, Audit, Compensation, Compliance and Nominating and Corporate Governance Committee charters, and other corporate governance information are available on our website at www.americanrenal.com under “Investor Relations: Corporate Governance: Governance Documents.”
Code of Ethics and Conduct
We have adopted a written Code of Ethics and Conduct that applies to all of the directors, officers and employees, including the Chairman and Chief Executive Officer, Chief Financial Officer and other senior executive officers, as well as physician and institutional partners. The Code of Ethics and Conduct sets forth policies and expectations on a number of topics, including obligations to patients and relations with referral sources and others, other conflicts of interest, compliance with laws, use of assets, business practices, protecting stockholders and the Compliance Program. A current copy of the Code of Ethics and Conduct is posted on our website at www.americanrenal.com under “Investor Relations: Corporate Governance: Governance Documents: Code of Ethics and Conduct.” If we ever were to amend or waive any provision of our Code of Ethics and Conduct that applies to our principal executive officer, principal financial officer, principal accounting officer or any person performing similar functions, we intend to satisfy our disclosure obligations, if any, with respect to any such waiver or amendment by posting such information on our website at www.americanrenal.com rather than by filing a Form 8-K. In the case of a waiver for an executive officer or a director, the required disclosure also will be made available on our website.
Oversight of Risk Management
The Chief Executive Officer, President, Chief Financial Officer and other executive officers regularly report to the non-executive directors and the Audit, Compensation, Nominating and Corporate Governance, and Compliance Committees to ensure effective and efficient oversight of our activities and to assist in proper risk management and the ongoing evaluation of management controls. We believe that the leadership structure of the Board provides appropriate risk oversight of our activities. The Board has extensive involvement in the oversight of compliance and risk management related to us and our business and accomplishes this oversight through the regular reporting by the Audit Committee and the Compliance Committee. The Audit Committee represents the Board by periodically reviewing our accounting, reporting and financial practices, including the integrity of our financial statements, the surveillance of administrative and financial controls, our compliance with legal and public company regulatory requirements and our enterprise risk management program. Through its regular meetings with management, including the finance, legal, compliance and internal audit functions, the Audit Committee reviews and discusses all significant areas of our business and summarizes for the Board all areas of risk and the appropriate mitigating factors. In addition, the Board receives periodic detailed operating performance reviews from management. Further to such oversight, the Compliance Committee represents the Board by reviewing our healthcare-related regulatory and compliance programs and policies, including the review and approval of any compliance program initiatives, annual audit plans and trainings, as well as monitoring, controlling and mitigating healthcare compliance risk exposure. The Compliance Committee meets periodically with the executive compliance committee and the Chief Compliance Officer to assess the effectiveness of our compliance programs and recommends any necessary modifications to the Board and management.
Stock Ownership Guidelines
The Compensation Committee has adopted stock ownership guidelines pursuant to which certain covered executives and non-employee directors are expected to accumulate and retain specified levels of ownership of our equity securities, so as to further align their interests and actions with the interests of our stockholders. The Compensation Committee developed these guidelines based in part on analyses provided by its compensation consultant, FW Cook, which included analysis of policies instituted at our peer companies. The approved guidelines are as follows:

● Chief Executive Officer:	6x base salary
● President:	3x base salary
● Chief Financial Officer:	3x base salary
● Chief Operating Officer:	3x base salary
● Non-Employee Directors:	3x annual cash retainer
Participants are expected to comply with the ownership guidelines within five years of becoming subject to the guidelines. Once the ownership guidelines have been satisfied, future declines in our stock price will not affect compliance so long as the participant holds the number of shares he or she held at the time he or she achieved the expected ownership level.
In determining a participant’s share ownership level, the following are included: shares owned directly by the participant, shares owned indirectly (e.g., by or with a spouse or held in trust for the participant or one or more family members of the participant) and shares (and share equivalents) held in qualified or nonqualified savings, profit sharing or deferred compensation accounts. Annually, the Compensation Committee will monitor participants’ compliance with these guidelines.
Anti-Hedging Policy
Under our securities trading policy, directors, officers and other employees are prohibited from engaging in any transactions (including variable forward contracts, equity swaps, collars and exchange funds) that are designed to hedge or offset any decrease in the market value of our equity securities.

Executive Officers
Set forth below is certain information regarding each of our current executive officers.

Name	Age	Principal Occupation and Other Information
Joseph A. Carlucci (1)	65	Chief Executive Officer and Chairman of the Board of Directors
Syed T. Kamal (2)	67	President and Director
Don E. Williamson, M.D.	57	Executive Vice President and Chief Operating Officer
Mark C. Herbers	65	Interim Chief Financial Officer and Interim Chief Accounting Officer

(1) See biography on page 9 of this Proxy Statement.
(2) See biography on page 11 of this Proxy Statement.

Don E. Williamson, M.D., is our Executive Vice President and Chief Operating Officer. Prior to being appointed Chief Operating Officer in 2017, Dr. Williamson served as one of our three national Chief Medical Officers since 2011 and as one of our nephrologist partners since 2002. He has more than 25 years of experience as a nephrologist. Prior to his appointment as Chief Operating Officer, he served as President, Chief Executive Officer and Managing Partner for our clinic joint venture Nephrology Associates, P.C. in Augusta, Georgia from 1998 to 2017 and as the Founder and Chief Executive Officer of our clinic joint venture, Nephrology Centers of America, LLC, from 2001 to 2017. He is the Co-Founder and, since 2010, has been the Chief Executive Officer and Managing Partner of Kinetic Decision Solutions LLC, a developer of electronic medical record software. Dr. Williamson received his B.A. in Chemistry from Mercer University and his M.D. from the Medical College of Georgia.
Mark C. Herbers has served as our Interim Chief Financial Officer and Interim Chief Accounting Officer since March 2019. He is currently employed as a Director with AP Services, LLC (“APS”), a consulting firm, in the Financial Advisory Services practice, where he has been employed since 2014. Mr. Herbers has provided financial leadership and management to various healthcare providers and health systems. His expertise includes improving revenue cycle performance, addressing regulatory, reimbursement, financing and strategic planning matters and physician relations. Prior to joining APS, he served at FTI Consulting and its predecessor Cambio Health Solutions from 2004 to 2014, ultimately serving as Managing Director. Mr. Herbers has also served as President at Progressive Financial Services from 2002-2003, Director in Risk Advisory Services, Healthcare at KPMG from 1999-2002, Chief Financial Officer at Columbia LaGrange Memorial Hospital from 1997-1999, Chief Operating Officer and Chief Financial Officer at In Home Health Care from 1997-1998 and Chief Financial Officer at Silver Cross Hospital from 1993-1996. Prior to that time, Mr. Herbers held a number of other finance and accounting positions. Mr. Herbers received a B.A from Georgetown University and an M.B.A. from Washington University in St. Louis.

PROPOSAL NO. 2—RATIFICATION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
The Audit Committee has selected Grant Thornton LLP to serve as our independent registered public accounting firm for 2019. Although ratification is not required by our Bylaws or otherwise, the Board of Directors is submitting the selection of Grant Thornton LLP to our stockholders for ratification because we value our stockholders’ views on our independent registered public accounting firm and believe that stockholder ratification of our selection is a good corporate governance practice. We note, however, that even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of our company and its stockholders.
A representative of Grant Thornton LLP is expected to attend the Annual Meeting. The representative will also have the opportunity to make a statement if he or she desires to do so, and the representative is expected to be available to respond to appropriate questions.
The shares represented by your proxy will be voted “FOR” the ratification of the selection of Grant Thornton LLP unless you specify otherwise.
Audit and Non-Audit Fees
The following table presents fees for professional services rendered by our independent registered public accounting firm, Grant Thornton LLP for the years ended December 31, 2018 and 2017:

	Year Ended December 31,
Fee Category	2018	2017
Audit fees(1)	$3,000,000	$659,364
Audit-related fees	—	—
Tax fees	—	—
All other fees(2)	2,500	2,500
Total:	$3,002,500	$661,864

(1)
Includes the aggregate fees billed in each of the last two fiscal years for professional services rendered for the audit of our annual consolidated financial statements, reviews of quarterly consolidated financial statements and related reports and reviews of registration statements and certain periodic reports filed with the SEC. The fees are for services that are normally provided in connection with statutory or regulatory filings or engagements. The increase from 2017 to 2018 primarily related to the restatement of certain of our prior financial statements and other financial information, as described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 (the “Restatement”).

(2)	Includes fees related to use of the Grant Thornton LLP portal.
After consideration and discussion, the Audit Committee concluded that providing the non-audit services shown in this table is compatible with maintaining Grant Thornton LLP’s independence.
Pre-Approval Policy for Services of Independent Registered Public Accounting Firm
Consistent with SEC rules regarding auditor independence and the Audit Committee’s charter, the Audit Committee has responsibility for engaging, setting compensation for and reviewing the performance of the independent registered public accounting firm. In exercising this responsibility, the Audit Committee approves all audit and non-audit services that are to be performed by our independent registered public accounting firm and, subject to the next sentence, pre-approves all audit and permitted non-audit services provided by any independent registered public accounting firm prior to each engagement. The Audit Committee may delegate the authority to review and pre-approve (including, solely to the extent possible, the estimated fees and terms thereof), any such services to one or more independent members, provided that any such pre-approval is presented to the full Audit Committee at the next regularly scheduled meeting.
THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2019.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee of the Board of Directors consists entirely of members who meet the independence requirements of the listing standards of NYSE and the rules and regulations of the SEC, as determined by the Board of Directors. The Audit Committee operates pursuant to a charter, and a brief description of the primary responsibilities of the Audit Committee is included in this Proxy Statement under the discussion of “The Board of Directors and Certain Governance Matters—Board Committees and Meetings—Audit Committee.” Audit Committee members do not serve as professional accountants or auditors for the Company, and their functions are not intended to duplicate or certify the activities of the Company’s management or independent auditor. The independent registered public accounting firm is responsible for auditing our financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States of America.
Consistent with its oversight function, the Audit Committee reviewed and discussed the audited financial statements of the Company with management and with the independent registered public accounting firm. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. In addition, the Audit Committee received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and discussed with the independent registered public accounting firm their independence.
Based upon the review and discussions described in the preceding paragraph, the Audit Committee recommended to the Board that the audited financial statements of the Company be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 filed with the SEC.
Submitted by the Audit Committee of the Company’s Board of Directors:
John M. Jureller, Chair
Robert H. Fish
Patrick T. Ryan

EMERGING GROWTH COMPANY STATUS
We qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act. As a result, we are permitted to rely on, and do rely on, exemptions from certain disclosure requirements that are applicable to other companies that are not emerging growth companies. Accordingly, we have provided reduced disclosure about our executive compensation arrangements, including compensation information for only the Chief Executive Officer and two most highly compensated executive officers (other than the Chief Executive Officer) serving at fiscal year-end, and we have not included a compensation discussion and analysis or tabular compensation information for executive officers other than the Summary Compensation table and the Outstanding Equity Awards table. In addition, for so long as we are an emerging growth company, we will not be required to submit certain executive compensation matters to stockholder advisory votes, such as the “say-on-pay” vote.
EXECUTIVE COMPENSATION
Summary Compensation Table
The following table summarizes compensation for the years ended December 31, 2018 and December 31, 2017 earned by the Chief Executive Officer and two most highly-compensated executive officers (other than the Chief Executive Officer) serving at fiscal year-end. These individuals are referred to as “named executive officers.”

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Non‑Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Joseph A. Carlucci	2018	926,519	—	2,150,022	—	446,102	114,076	3,636,718
Chairman and Chief	2017	892,203	—	1,100,004	614,019	624,542	121,856	3,352,624
Executive Officer

Syed T. Kamal	2018	800,579	—	1,000,027	—	385,464	38,526	2,224,596
President	2017	770,928	—	499,997	280,694	539,649	62,292	2,153,560

Don E. Williamson, M.D.	2018	750,000	375,000	1,100,020	—	—	68,604	2,293,624
Executive Vice President
and Chief Operating
Officer

(1)	Amount disclosed in this column reflects payment made by us for services performed during the year presented. See “—Narrative Disclosure to Summary Compensation Table—Annual Cash Bonus Award.”

(2)
Amounts disclosed reflect the aggregate grant date fair value of restricted stock and stock option awards granted during the indicated year computed in accordance with FASB ASC Topic 718, using the assumptions discussed in “Note 19—Stock-Based Compensation” of the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

(3)
Amounts disclosed in this column reflect payments made by us for services performed and performance measures satisfied during the years presented. In light of the Restatement, Messrs. Carlucci and Kamal have repaid these amounts in full, as described below. See “—Narrative Disclosure to Summary Compensation Table—Non-Equity Incentive Plan Compensation” for a description of such executives’ agreements to repay certain amounts in light of the Restatement.

(4)
Amounts disclosed in this column include car allowances and payments for term life insurance and health insurance. For Messrs. Carlucci and Williamson, amounts disclosed in this column also include reimbursement for unutilized paid time off during the years presented and the cost of use of corporate aircraft for personal travel as described below under “—Other Compensation.”

Narrative Disclosure to Summary Compensation Table
Employment Agreements
Joseph Carlucci and Syed Kamal
Each of Messrs. Carlucci and Kamal entered into an employment agreement with us as of March 22, 2010. Each of these agreements provides for an initial three-year term, subject to automatic one-year successive renewals unless either party thereto provides at least 60 days’ prior notice of intent not to renew. The terms of these agreements are substantially the same but for differences in title, role and compensation. These agreements provide for base salary subject to increase (but not decrease) from time to time by the Board. The employment agreements also provide for eligibility to receive an annual cash incentive award of up to a percentage of the executive’s base salary, subject to achievement of goals established by the Board, customary employee benefits, payment of severance following certain terminations of employment and restrictive covenants. See “—Termination and Change in Control Provisions” below.
In connection with our IPO, we amended Mr. Carlucci’s employment agreement to reflect an increase in his then-current base salary to include the compensation then-payable for his service as the Chairman of the Board. Following this amendment, Mr. Carlucci no longer receives compensation for his service on the Board. At that time, we also amended the employment agreements for each of Messrs. Carlucci and Kamal to update their target annual bonus opportunity from 75% to 100% of base salary. A further amendment was entered into in November 2017 by each of Messrs. Carlucci and Kamal to correct the annual cash bonus amounts payable to them upon achievement of specified annual Adjusted EBITDA bonus targets, which amendment was necessary to reflect the change in target annual bonus opportunity made in April 2016. This amendment did not change the target annual bonus opportunity of 100% or the maximum potential bonus of 150% of base salary.
Don Williamson, M.D.
Dr. Williamson entered an employment agreement with us on September 18, 2017. His agreement provides for an initial three-year term, subject to automatic one-year successive renewals, unless either party provides at least 60 days’ prior notice of intent not to renew. Dr. Williamson was entitled to an initial annual base salary of $750,000, which amount is subject to increase from time to time as we may determine. The agreement also provides for eligibility to receive an annual cash incentive award of up to 100% of his annual base salary based on achievement of objectives that we establish. In addition, he is eligible to receive annual equity awards, split evenly between stock options and restricted stock, with an aggregate value of $1.1 million as part of our long-term incentive compensation program. Under the agreement, Dr. Williamson is also entitled to customary employee benefits, up to 10 hours of personal travel on our company-owned aircraft, an automobile allowance, moving and relocation assistance, and payment of severance following certain terminations of employment and restrictive covenants. See “—Termination and Change in Control Provisions” below.
Annual Cash Bonus Award

As described above, Dr. Williamson is eligible under his employment agreement to receive an annual cash bonus award of up to 100% of his annual salary. For 2018, Dr. Williamson’s target bonus potential was calculated by multiplying his base salary in effect at fiscal year-end by 100% to obtain a target bonus potential of $750,000. His actual bonus amount was then determined based on an overall assessment of our financial and operational results, with consideration given to the achievement of the Adjusted EBITDA target established for Messrs. Carlucci and Kamal described below, and of Dr. Williamson’s achievement of individual performance and overall contributions during 2018. No performance objectives, formula or weightings were pre-established with respect to 2018. In determining Dr. Williamson’s actual 2018 bonus amount, the Compensation Committee considered our Chief Executive Officer’s assessment of the foregoing results and achievement of objectives and contributions and his recommendation with respect to Dr. Williamson’s bonus amount. With respect to service in 2018, Dr. Williamson was paid a bonus equal to 50% of his target bonus potential, which was paid at fiscal year-end. This amount is reflected in the “Bonus” column of the table under “—Summary Compensation Table” above.
Non-Equity Incentive Plan Compensation

As described above, each of Messrs. Carlucci and Kamal was eligible under his employment agreement to receive an annual cash incentive award. With respect to 2018, each of them was eligible to earn an annual cash incentive award based on our achievement of an Adjusted EBITDA target of $186.4 million for 2018. “Adjusted EBITDA” is defined, consistent with Adjusted EBITDA as reported in Part I, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Financial Measures” of our Annual Report on Form 10-K for

the fiscal year ended December 31, 2018, as net income before income taxes and other non-income-based tax, interest expense, net, depreciation and amortization, as adjusted for stock-based compensation and associated payroll taxes, loss on early extinguishment of debt, transaction-related costs, certain legal and other matters costs, executive and management severance costs, change in fair value of income tax receivable agreement, gain or loss on sale or closure of clinics and management fees. The Adjusted EBITDA target was determined by the Board in January 2018 after taking into consideration our budget for 2018. Each of Messrs. Carlucci and Kamal had a target bonus potential, computed as a percentage of his base salary, which, for service in 2018, was 100% of his base salary in effect at fiscal year‑end. In addition, Messrs. Carlucci and Kamal had a threshold bonus potential of 50% and a maximum bonus potential of 150% of base salary. Actual amounts paid with respect to service are calculated by multiplying each individual’s base salary by his bonus potential percentage to obtain his target bonus potential, which is then adjusted by an achievement factor based on our actual achievement against the Adjusted EBITDA target.
With respect to service in 2018, each of Messrs. Carlucci and Kamal was paid a bonus equal to approximately 50% of his target bonus potential. Such bonus was calculated and paid consistent with historical practices and based on the following formula: 50% of such named executive officer’s annual base salary for achievement of 90% of target Adjusted EBITDA (before giving effect to the Restatement), plus an additional 5% of such named executed officer’s annual base salary for each full percentage point that Adjusted EBITDA exceeds 90% of target Adjusted EBITDA. These bonus amounts are reflected in the “Non‑Equity Incentive Plan Compensation” column of the table under “—Summary Compensation Table” above. Bonuses were paid at fiscal year-end based on the determination at that time that we expected to achieve 90% of target Adjusted EBITDA for 2018. In light of the Restatement and our revised determinations of Adjusted EBITDA for the relevant years, the Board determined, and Messrs. Carlucci and Kamal concurred, that the repayment of excess proceeds previously paid to them during the prior fiscal periods that were the subject of the Restatement is appropriate. Accordingly, pursuant to Repayment Agreements entered into on August 28, 2019, Messrs. Carlucci and Kamal voluntarily agreed to pay to the Company $880,223 and $759,164, respectively, in cash, representing (i) the full amounts paid with respect to service in each of fiscal years 2017 and 2018, as disclosed in the Summary Compensation Table above, plus (ii) a portion of the amounts paid with respect to service in fiscal year 2014, offset by (iii) the aggregate bonus amounts that would have been paid for service in each of fiscal years 2015 and 2016, based on the consolidated financial statements for those periods giving effect to the Restatement.  Messrs. Carlucci and Kamal have repaid these amounts in full.
In addition, in light of the Restatement, the Board considered it appropriate, and Messrs. Carlucci and Kamal concurred, that Messrs. Carlucci and Kamal would voluntarily forego any contractual entitlement to non-equity based incentive compensation and equity awards with respect to 2019. Accordingly, on August 28, 2019, Messrs. Carlucci and Kamal entered into amendments to their respective employment agreements, pursuant to which they voluntarily agreed to forego any such contractual entitlement and that any non-equity based incentive compensation or equity awards for 2019 will be at the discretion of the Board.
Long‑Term Incentive Awards
Overview
Equity-based awards are an integral component of our executive compensation program. We believe that the named executive officers’ long-term compensation should be directly linked to the value we deliver to our stockholders. Equity awards to the named executive officers are designed to provide long-term incentive opportunities over a period of several years. Prior to the IPO, stock options were our preferred equity award because the options will not have any value unless the underlying shares of common stock appreciate in value following the grant date. Accordingly, awarding stock options causes more compensation to be “at risk” and further aligns our executive compensation with our long-term profitability and the creation of stockholder value. Currently, we award long-term incentive compensation in the form of stock options or restricted stock awards that vest over time. We believe this approach contributes to our ability to attract and retain key talent in our industry and aligns our executive team’s focus and contributions with the long-term strategic interests of our company and stockholders.
The Compensation Committee has typically evaluated various factors when making its determination with respect to the granting of equity-based awards to our named executive officers, rather than the adoption of a formal practice. Such factors have included the base salary and target cash incentive opportunity of each named executive officer, the value of the total compensation package and such other factors as the Compensation Committee deemed appropriate to attract and retain our highly qualified named executive officers.
We expect that the Board or the Compensation Committee will make annual awards of equity to employees, including the named executive officers. In addition, we typically grant equity-based awards upon an employee’s commencement of employment, and from time to time thereafter as the Board or the Compensation Committee deems appropriate to motivate, retain and reward named executive officers for their performance and our success. The Compensation Committee has in the past, and may in the future, make grants of equity outside of the annual grant in order to retain key employees, to compensate an employee in connection with a promotion or to compensate newly hired executives for equity or other benefits lost upon termination of their previous employment or to otherwise induce them to join us.
On March 9, 2018, as part of our annual equity incentive grants, Messrs. Carlucci, Kamal and Williamson received 63,547, 29,557 and 32,513 shares, respectively, of time vesting restricted stock (the “Time Shares”), and 32,737, 15,227 and 16,749 shares, respectively, of performance vesting restricted stock (the “Performance Shares”). The Time Shares vest in four annual installments beginning March 9, 2019, with 29.167% of such shares vesting on the first three anniversaries of the grant date and the remaining unvested shares vesting on the fourth anniversary. The Performance Shares vest on March 9, 2021 only to the extent of our achievement of two equally-weighted performance goals: business development and quality achievement. The business development performance goal is based on the total gross number of new dialysis facilities added between January 1, 2018 and December 31, 2019, either through de novo development or acquisition, without reduction for any facilities sold or merged during that period. The quality achievement performance goal will be deemed to have been met with respect to each of the payment years 2017, 2018 and 2019 if the average proportion of all outpatient dialysis facilities receiving a payment reduction under the End-Stage Renal Disease Quality Incentive Program, administered by the Centers for Medicare & Medicaid Services, for such year is lower than the average proportion of all national outpatient dialysis facilities receiving a payment reduction for such year.
For additional information with respect to outstanding equity awards held by our named executive officers, please see “—Outstanding Equity Awards at December 31, 2018” below.
Other Compensation
We provide named executive officers with certain perquisites that we believe aid the executives in their execution of our business. Depending on the officer, such benefits may include an annual car allowance; payments for term life insurance; payments for health insurance; and reimbursement for unutilized paid time off. For additional information on these perquisites and other benefits, please see the “Summary Compensation Table” above.

In addition, we permit Mr. Carlucci and Dr. Williamson to use our company-owned aircraft for personal travel. In 2018, the Board allotted 25 hours of personal travel to Mr. Carlucci and 10 hours of personal travel to Dr. Williamson, all of which were used. Any additional hours used were subject to reimbursement by the executive officer. From time to time, family members of each individual accompanied such individual on our company-owned aircraft. In October 2019, we entered into an agreement to sell the company-owned aircraft.
Retirement Plan
We maintain a qualified contributory retirement plan established under Section 401(k) of the Code, in which our employees, including our named executive officers, are eligible to participate. At this time, we do not match any employee contributions to the 401(k) plan.
Termination and Change in Control Provisions
As discussed above, we maintain employment agreements with each named executive officer that provide for certain payments and benefits upon their termination of employment for various reasons.
Payments Made Upon Termination Without Cause or for Good Reason. If a named executive officer’s employment was terminated by us without cause or by the named executive officer for good reason, the named executive officer would be entitled to receive:

•	continuation of base salary, at the then‑current level, for a period of 24 months, payable in installments in accordance with our normal payroll practices;

•
continuation of employee group health, life and disability plans until the earlier of (A) 24 months following the date of termination and (B) the date the executive is or becomes eligible for comparable coverage under health, life and disability plans of another employer; and

•	a pro rata portion of the officer’s bonus for the then‑current fiscal year based upon actual performance, payable at the time at which bonuses are normally paid.

In addition, if the buyer in a change of control fails to assume Dr. Williamson’s employment agreement, he will be entitled to the continuation of his base salary, at the then-current level, for a period of 24 months.
The term “cause” generally means the named executive officer’s (1) conviction of, or plea of guilty to, a crime if, as a result of his continued association with us, such crime is injurious to our business or reputation, (2) breach of duty of loyalty that is detrimental to us and involves his personal profit, (3) willful failure to perform his duties or to follow lawful directives of the Board, or (4) gross negligence or willful misconduct in the performance of his duties.
The term “good reason” generally means any substantial diminution of or substantial detrimental change in the executive’s responsibilities, salary or benefits, or relocation of the named executive officer’s principal office from the metropolitan Boston area.
Payments Made Upon Death or Termination of Employment by Reason of Disability. If a named executive officer’s employment is terminated by reason of death or disability, the executive or the executive’s estate, as the case may be, would be entitled to receive:

•	continuation of base salary, at the then‑current level, for a period of 12 months, payable in installments in accordance with our normal payroll practices;

•
continuation of employee group health, life and disability plans until the earlier of (A) 12 months following the date of termination; and (B) the date the executive is or becomes eligible for comparable coverage under health, life and disability plans of another employer; and

•	a pro rata portion of the executive’s bonus for the then‑current fiscal year based upon actual performance, payable at the time at which bonuses are normally paid.

In addition, regardless of the manner in which employment terminates, each named executive officer is entitled to receive amounts earned and accrued during the term of employment, including accrued but unpaid base salary through the date of termination, unreimbursed employment‑related expenses owed to the executive under our policies and accrued and vested benefits under our employee benefit plans. These payments and benefits do not differ from those provided to our other employees in connection with a termination of employment.
Change in Control. In the event of a change in control (as defined in the applicable award agreements and equity plan), all outstanding stock options and shares of restricted stock subject solely to time‑based vesting conditions (including those held by named executive officers), to the extent not then vested, will immediately fully vest on the date of a change in control. In the case of the Performance Shares, in the event a named executive officer is involuntarily terminated without cause or resigns for good reason, in either case within 24 months of the occurrence of a change in control, the Performance Shares will immediately fully vest on the date of such termination or resignation. Further, if the change in control occurs before December 31, 2019, the performance goals will be deemed to have been satisfied in full.
For additional information with respect to outstanding equity awards held by our named executive officers, please see “—Outstanding Equity Awards at December 31, 2018” below.
Restrictive Covenants
Each of our named executive officers is subject to certain restrictive covenants that apply during the named executive officer’s employment with us and through, in the case of Messrs. Carlucci and Kamal, the third anniversary of, and, in the case of Dr. Williamson, the six-month period following, the date of his termination of employment. However, solely in the case of a change in control, the restrictive period applicable to Messrs. Carlucci and Kamal will end on the later of (i) the third anniversary of the change in control and (ii) the first anniversary of the date of termination of employment. In addition, solely in the case of a change in control, we have the right to extend the restrictive period applicable to Mr. Carlucci or Mr. Kamal until the later of (a) the fifth anniversary of the change in control and (b) the first anniversary of the date of termination if we make a timely election and pay the executive an amount equal to 300% of his then current base salary in a lump sum.
During the applicable restrictive period, each of our named executive officers is prohibited from (1) soliciting any employee or contracting physician to terminate his or her relationship with us, (2) hiring any person who was employed by us at any time during the executive’s employment with us, (3) competing, directly or indirectly with us as an owner of any business (x) engaged in the kidney dialysis business and/or the operation of kidney dialysis facilities within 10 miles of any of our facilities, (y) engaged in the kidney dialysis business and/or the operation of kidney dialysis facilities where the executive is involved in a program to establish joint ventures with nephrologists in the United States of America or (z) in the case of a termination of employment that occurs on or before the third anniversary of the date of the applicable employment agreement or which occurs after a change in control, engaged in the kidney dialysis business and/or the operation of kidney dialysis facilities in the United States of America, and (4) representing any other entity or business in conducting substantial negotiations with any nephrologists with whom the executive had conducted substantial negotiations on our behalf during the year immediately preceding the termination of the executive’s employment.
Each of our named executive officers is also subject to a confidentiality covenant prohibiting the named executive officer from disclosing our confidential information for an indefinite period and providing that we own all inventions, patents, discoveries and work product created by the named executive officer while employed by us.

Outstanding Equity Awards at December 31, 2018
The following table provides information regarding outstanding equity awards made to our named executive officers as of December 31, 2018.

	Option Awards								Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($)(11)
Joseph A. Carlucci	416,720	(1)	—		—		1.28	7/9/2020	—		—
	199,307	(2)	—		—		6.47	3/22/2023	—		—
	—		—		595,253	(6)	20.45	5/7/2024	—		—
	35,000	(3)	70,000	(3)	—		17.39	3/10/2027	—		—
	—		—		—		—	—	42,170	(7)	485,798
	—		—		—		—	—	63,547	(8)	732,061
	—		—		—		—	—	32,737	(9)	377,130

Syed T. Kamal	416,720	(1)	—		—		1.28	7/9/2020	—		—
	199,307	(2)	—		—		6.47	3/22/2023	—		—
	—		—		218,639	(6)	20.45	5/7/2024	—		—
	16,000	(3)	32,000	(3)	—		17.39	3/10/2027	—		—
	—		—		—		—	—	19,168	(7)	220,815
	—		—		—		—	—	29,557	(8)	340,497
	—		—		—		—	—	15,227	(9)	175,415

Don E. Williamson, M.D.	11,970	(4)	—		—		1.28	5/10/2021	—		—
	5,725	(2)	—		—		6.47	3/22/2023	—		—
	17,674	(5)	35,346	(5)	—		12.13	10/31/2027	—		—
	—		—		—		—	—	17,633	(10)	203,132
	—		—		—		—	—	32,513	(8)	374,550
	—		—		—		—	—	16,749	(9)	192,948
______________________________

(1)
Represents performance‑based vesting stock options that were granted on July 9, 2010. Half of these options were eligible to vest upon either (i) the attainment by Centerbridge of both a 2.5 times return on investment (“MOIC”) and a 20% internal rate of return (“IRR”) or (ii) the date the volume weighted average price (“VWAP”) per share of common stock for the prior 365 consecutive days was equal to or greater than $8.70 (the “2.5X Options”). The remaining half of these options were eligible to vest upon either (i) the attainment by Centerbridge of both a 3.0 times MOIC and a 25% IRR or (ii) the date the VWAP per share of common stock for the prior 365 consecutive calendar days was equal to or greater than $13.28 (the “3.0X Options”). If the option holder’s employment is terminated without cause, due to the option holder’s death or disability, or for good reason, as applicable, then all of the foregoing performance-vesting stock options will remain outstanding for a period of 12 months following the date of termination.

(2)
Represents time-based vesting stock options granted on March 10, 2017. One-third of these stock options vest and become exercisable on each of the first three anniversaries of the date of grant, subject generally to the named executive officer’s continued employment with us. Outstanding and unvested stock options will become fully vested upon a change in control that occurs while the named executive officer is employed by us.

(3)
Represents time‑based vesting stock options that were granted on March 22, 2013. Twenty percent of these stock options vested and became exercisable on each of the first five anniversaries of the date of grant, subject generally to the named executive officer’s continued employment with us. Outstanding and unvested stock options will become fully vested upon a change in control that occurs while the named executive officer is employed by us.

(4)
Represents performance‑based vesting stock options that were granted on May 10, 2011. Half of these options were 2.5X Options, and the remaining half were 3.0X Options. For a description of the applicable vesting terms, see footnote 1.

(5)
Represents time-based vesting stock options granted on October 31, 2017. One-third of these stock options vest and become exercisable on each of the first three anniversaries of September 19, 2017, the effective date of Dr. Williamson’s appointment, subject generally to the named executive officer’s continued employment with us. Outstanding and unvested stock options will become fully vested upon a change in control that occurs while the named executive officer is employed by us.

(6)
Represents performance‑based vesting stock options that were granted on May 7, 2014. Of these stock options, 198,419 vest with respect to Mr. Carlucci and 72,882 vest with respect to Mr. Kamal either (i) if our Consolidated EBITDA (as defined in our former first lien credit agreement, dated as of February 20, 2013, excluding a minority interest adjustment as defined therein), which has generally been similar to Adjusted EBITDA-NCI, as reported in Part I, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations-Non-GAAP Financial Measures” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, for any four consecutive and completed fiscal quarters commencing following the grant of the stock options, exceeds $200 million or (ii) on the date the VWAP per share of common stock is equal to or greater than $53.95 for the prior 60 consecutive trading days.
The remainder of these stock options vest on the date on which the average closing price of common stock for a 60 consecutive trading day period (together with the amount of any dividends paid per share of common stock since the date of grant) is equal to or greater than (x) $39.69 (with respect to half of the remaining stock options, which we refer to as the 2014 Plan Tranche A Options) or (y) $51.04 (with respect to the other half of the remaining stock options, which we refer to as the 2014 Plan Tranche B Options). Alternatively, after Centerbridge ceases to own a majority of the outstanding shares of common stock, these stock options also would vest on the date Centerbridge has received, in respect of shares transferred or sold by Centerbridge, cash (including through sale proceeds and dividends received in respect of such shares since the date of grant) in an amount equal to or exceeding the product of the number of shares transferred or sold by Centerbridge multiplied by (x) $39.69 (with respect to the 2014 Plan Tranche A Options) or (y) $51.04 (with respect to the 2014 Plan Tranche B Options).

(7)
Represents time-based vesting restricted stock that was granted on March 10, 2017. One-third of this stock award vests on each of the first three anniversaries of the date of grant, subject generally to the named executive officer’s continued employment with us. Outstanding and unvested stock awards will become fully vested upon a change in control that occurs while the named executive officer is employed by us.

(8)
Represents time-based vesting restricted stock that was granted on March 9, 2018. 29.167% of this stock award vests on each of the first three anniversaries of the date of grant and the remaining unvested shares vesting on the fourth anniversary, subject generally to the named executive officer’s continued employment with us. Outstanding and unvested stock awards will become fully vested upon a change in control that occurs while the named executive officer is employed by us.

(9)
Represents performance‑based vesting restricted stock that was granted on March 9, 2018. For a description of the applicable vesting terms, see “—Narrative Disclosure to Summary Compensation Table—Long-Term Incentive Awards.”

(10)
Represents time-based vesting restricted stock that was granted on October 31, 2017. One-third of this stock award vests on each of the first three anniversaries of September 19, 2017, the effective date of Dr. Williamson’s appointment, subject generally to the named executive officer’s continued employment with us. Outstanding and unvested stock awards will become fully vested upon a change in control that occurs while the named executive officer is employed by us.

(11)	Based on the closing price of the common stock on the NYSE on December 31, 2018 ($11.52), the last trading day of our fiscal year.

Outstanding stock option awards held by our named executive officers have an expiration date of ten years from the date of grant, and once vested, they may be exercised at any time prior to the expiration date. Upon a termination of employment for cause of any of our named executive officers, unvested stock options are forfeited. Upon a termination of a named executive officer for good reason or by us without cause, (1) unvested performance-based stock options remain outstanding and eligible to vest through the first anniversary of the applicable termination date, and (2) unvested time-based stock options are forfeited. If the employment of any of our named executive officers is terminated, vested stock options will expire on the earlier to occur of the tenth anniversary and:

•	in the case of a termination due to death or disability, one year following such termination,

•	in the case of a termination by us for cause, immediately upon such termination,

•	in the case of a termination by us without cause or any voluntary resignation by the executive, 90 days following such termination, and

•
solely with respect to stock options granted prior to April 26, 2016, in the case of a termination due to retirement (i.e., reaching age 65 with at least ten years of service with us), the third anniversary of the retirement date (or the date the executive engages in any activity that would breach his restrictive covenants, if earlier than the third anniversary of the retirement date).

Upon a termination of employment for any reason (including death or disability), unvested shares of restricted stock are forfeited.
For additional information with respect to outstanding equity awards held by our named executive officers, including vesting, please see “—Termination and Change in Control Provisions” above. For a description of the material features of our compensation plans, see “Note 19—Stock-Based Compensation” to the notes to the consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

SECURITIES AUTHORIZED FOR ISSUANCE
UNDER EQUITY COMPENSATION PLANS AS OF DECEMBER 31, 2018

The following table sets forth, as of December 31, 2018, information related to our compensation plans under which common stock may be issued.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	Weighted-average exercise price of outstanding options, warrants and rights (2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders
2016 Omnibus Incentive Plan	1,106,578	$18.25	2,056,620
Equity compensation plans not approved by security holders (3)
2005 Stock Incentive Plan	11,120	$0.69	— (4)
2010 Stock Incentive Plan	3,859,143	$14.78	— (4)
2011 Stock Option Plan for Nonemployee Directors	34,350	$26.13	— (4)
Total	5,011,191		2,056,620

(1)	Consists of stock options.

(2)	Reflects the weighted-average exercise price of stock options.

(3)
For additional information concerning, and a narrative description of, the material terms of our equity compensation plans, see the discussion in “Note 19—Stock-Based Compensation” of the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

(4)	No additional awards will be granted under the 2005 Stock Incentive Plan, the 2010 Stock Incentive Plan or the 2011 Stock Option Plan for Nonemployee Directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
Throughout 2018, the Compensation Committee consisted of Thomas W. Erickson, Jared S. Hendricks and Steven M. Silver. None of the members of the Compensation Committee has at any time been one of our executive officers or employees. During the last completed fiscal year, none of our executive officers served on the compensation committee or board of directors of any other entity that had one or more executive officers who served as a member of the Board of Directors or Compensation Committee. Each of Messrs. Hendricks and Silver is a Senior Managing Director of Centerbridge, an entity with which we are party to transactions described under “Transactions with Related Persons.” We are also party to a Consulting Agreement with ECG Ventures, Inc., an entity wholly owned by Thomas W. Erickson, as described under “Compensation of Directors—Consulting Agreement.”
COMPENSATION OF DIRECTORS
The following table provides, for the year ended December 31, 2018, summary information concerning the compensation of the current non-employee members of the Board of Directors (other than directors employed by Centerbridge, who do not receive additional compensation for service on the Board). The compensation paid to Joseph A. Carlucci, the Chairman and Chief Executive Officer, and Syed T. Kamal, the President, is presented in the section entitled “Executive Compensation.”

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Total ($)
Michael E. Boxer	80,000	130,015	210,015
Thomas W. Erickson	90,000	130,015	220,015
Robert H. Fish	65,000	130,015	195,015
John M. Jureller	75,000	130,015	205,015
Patrick T. Ryan	80,000	130,015	210,015

(1)	Amounts reflect the aggregate grant date fair value of restricted stock awards granted during 2018, computed in accordance with FASB ASC Topic 718.

(2)
As of December 31, 2018, each of our non‑employee directors, other than Mr. Fish and directors affiliated with Centerbridge, held 11,450 stock options and 5,725 shares of restricted stock. As of December 31, 2018, Mr. Fish held 5,725 shares of restricted stock.

Narrative Disclosure to Director Compensation Table
Under our compensation program for non-employee directors, we pay each of our non-employee directors (other than directors employed by Centerbridge) a cash retainer for service on the Board and for service on each standing committee of which the director is a member. The chairman of each standing committee receives an additional retainer for such service. These retainers are payable in arrears in two installments semi-annually, provided that the amount of such payment will be prorated for any portion of such period that the director is not serving on the Board. The retainers paid to non-employee directors (other than directors employed by Centerbridge) for service on the Board and standing committees of the Board of which the director is a member are as follows:

	Member Annual Service Retainer ($)	Chairperson Additional Annual Service Retainer ($)
Board of Directors	55,000	—
Audit Committee	10,000	20,000
Compensation Committee	10,000	15,000
Nominating and Corporate Governance Committee	5,000	—
Compliance Committee	15,000	25,000
In October 2019, in recognition of his extensive efforts and significant time devoted to the Restatement in his capacity as chairman of the Audit Committee, which oversaw the Restatement and the related review of our financial statements, the Board awarded John Jureller a one-time increase of $250,000 in his chairperson annual service retainer for 2019, which amount was paid in cash.
We also pay each non-employee director (other than directors employed by Centerbridge) a cash retainer of $15,000 for service on any special committee of the Board.
In addition, in 2018 the non-employee director compensation program provided for the grant of 5,725 shares of restricted stock to each non-employee director (other than directors employed by Centerbridge), all of which shares vested on March 19, 2019.
We may also reimburse directors for any reasonable expenses incurred by them in connection with services provided in such capacity. Other than the foregoing, we do not currently pay any other directors, whether employed by us or affiliated with Centerbridge, any compensation for their services as directors.
Consulting Agreement
On March 25, 2019, we entered into an independent contractor's agreement (the “Consulting Agreement”) with ECG Ventures, Inc. (“ECGV”), an entity wholly owned by Thomas W. Erickson, a member of the Board. Under this agreement, ECGV makes available the services of Mr. Erickson as a non-employee senior advisor to provide us with general strategic and management consulting services. The agreement may be terminated by either party on 30 days’ prior written notice, subject to Board approval in the event of a termination by us. The agreement provides for a base fee of $100,000 per month during the term of the agreement, plus both a restatement fee and a performance fee. The restatement fee was payable upon the filing of our Annual Report on Form 10-K for the fiscal year ended December 31, 2018. We paid a restatement fee of approximately $500,000, representing the aggregate base fee earned by ECGV through the date of filing of such Form 10-K. The performance fee, which is payable at the end of the term of the agreement, is equal to the aggregate base fee through the date of termination of the agreement less the amount of the restatement fee paid to ECGV. We will also reimburse ECGV for reasonable and documented business and travel expenses incurred in the performance of its services and agreed to reimburse ECGV for up to $50,000 for reasonable legal fees incurred by ECGV or Mr. Erickson in connection with the negotiation of the Consulting Agreement, of which $6,032 in legal fees was incurred.

OWNERSHIP OF SECURITIES
The following table sets forth information regarding the beneficial ownership of shares of common stock as of October 11, 2019 by (1) each person known to us to beneficially own more than 5% of our outstanding common stock, (2) each director and named executive officer and (3) all of the directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC.
The amounts and percentages of shares beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. Unless otherwise set forth in the footnotes below, (1) each beneficial owner possesses, to our knowledge, sole voting and investment power with respect to the shares listed, subject to community property laws where applicable, and (2) the address of each beneficial owner is in care of American Renal Associates Holdings, Inc., 500 Cummings Center, Suite 6550, Beverly, Massachusetts 01915.
As of October 11, 2019, there were 32,559,776 shares of common stock outstanding.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class (%)

Principal Stockholders:
Centerbridge Capital Partners, L.P. and certain affiliated entities (1)	17,615,836	54.1
Van Berkom & Associates Inc.(2)	2,767,539	8.5
Directors, Director Nominees and Named Executive Officers:
Joseph A. Carlucci(3)	1,482,505	4.5
Syed T. Kamal(4)	1,369,623	4.1
Don E. Williamson(5)	142,532	*
Michael E. Boxer(6)	82,009	*
Susanne V. Clark(1)	—	—
Thomas W. Erickson(7)	49,296	*
Robert H. Fish	13,296	*
Jared S. Hendricks(1)	—	—
John M. Jureller(8)	30,976	*
Patrick T. Ryan(9)	30,976	*
Steven M. Silver(1)	—	—
Directors and executive officers as a group (12 persons)(10)	3,201,213	9.4

* Less than one percent.

(1)
Comprised of 16,893,850 shares owned by Centerbridge Capital Partners, L.P. (together with its affiliates, “Centerbridge”), 523,697 shares owned by Centerbridge Capital Partners Strategic, L.P. and 198,289 shares owned by Centerbridge Capital Partners SBS, L.P. Centerbridge Associates, L.P. is the general partner of both Centerbridge Capital Partners, L.P. and Centerbridge Capital Partners Strategic, L.P., and Centerbridge Cayman GP Ltd. is the general partner of Centerbridge Associates, L.P. CCP SBS GP, LLC is the general partner of Centerbridge Capital Partners SBS, L.P. Jeffrey H. Aronson and Mark T. Gallogly are directors of Centerbridge Cayman GP Ltd. and managing members of CCP SBS GP, LLC. Messrs. Aronson and Gallogly are also the co-founders and managing principals of Centerbridge

Partners, L.P., which is an affiliate of these entities but not a beneficial owner of shares of common stock. The business address of each of the entities and persons identified in this note is 375 Park Avenue, New York, New York 10152.
Steven Silver, Jared Hendricks and Susanne Clark, each a Senior Managing Director of Centerbridge Partners, L.P. and a direct and indirect owner of interests in Centerbridge Capital Partners, L.P., Centerbridge Capital Partners SBS, L.P. and Centerbridge Capital Partners Strategic, L.P., disclaim beneficial ownership of such shares, except to the extent of their pecuniary interest therein.

(2)
Based on a Schedule 13G filed with the SEC on February 11, 2019 reporting ownership as of December 31, 2018. The business address of Van Berkom & Associates Inc. is 1130 Sherbrooke Street West, Suite 1005, Montreal, Quebec H3A 2M8, Canada.

(3)
Includes (a) 686,027 shares of common stock issuable upon exercise of options that are currently exercisable and/or exercisable within 60 days after October 11, 2019, (b) 98,835 shares of restricted stock, (c) 392,572 shares owned by the U.S. Trust Company of Delaware, Trustee or its successor in trust under the Mary F. Carlucci Dynasty Trust dated October 21, 2012, and (d) 261,713 shares owned by the U.S. Trust Company of Delaware, Trustee or its successor in trust under the Joseph A. Carlucci Dynasty Trust dated October 21, 2012.

(4)
Includes (a) 648,027 shares of common stock issuable upon exercise of options that are currently exercisable and/or exercisable within 60 days after October 11, 2019 and (b) 45,748 shares of restricted stock.

(5)
Includes (a) 53,042 shares of common stock issuable upon exercise of options that are currently exercisable and/or exercisable within 60 days after October 11, 2019 and (b) 48,596 shares of restricted stock.

(6)
Includes 11,450 shares of common stock issuable upon exercise of options that are currently exercisable and/or exercisable within 60 days after October 11, 2019. Shares are beneficially owned through Black Diamond Partners LLC, JJ Bark LLC and Tribeca Investments LLC, all of which Mr. Boxer shares ownership with family members, except for 24,045 shares beneficially owned through The Enterprise Group Ltd., of which Mr. Boxer is the sole owner, and 13,801 shares and the shares issuable upon exercise of options, which are directly held by Mr. Boxer.

(7)
Includes (a) 11,450 shares of common stock issuable upon exercise of options that are currently exercisable and/or exercisable within 60 days after October 11, 2019, and (b) 18,320 shares beneficially owned through OTS Investments, Ltd., a family partnership in which Mr. Erickson and his wife are co‑general partners (each having a 0.5% ownership interest in the partnership) and their three children’s trusts are limited partners (each having a 33% ownership interest).

(8)	Includes 11,450 shares of common stock issuable upon exercise of options that are currently exercisable and/or exercisable within 60 days after October 11, 2019.

(9)	Includes 11,450 shares of common stock issuable upon exercise of options that are currently exercisable and/or exercisable within 60 days after October 11, 2019.

(10)
Includes (a) 1,432,896 shares of common stock issuable upon exercise of options that are currently exercisable and/or exercisable within 60 days after October 11, 2019 and (b) 193,179 shares of restricted stock.

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires executive officers, directors and persons who beneficially own more than 10% of a company’s common stock to file initial reports of ownership and reports of changes in ownership with the SEC and the NYSE.
Based solely on our review of electronic filings with the SEC of such reports and written representations from our executive officers and directors that no Form 5 is required, we believe that the executive officers and directors complied with all Section 16(a) filing requirements during 2018, except as follows. Each of Syed Kamal, our President and a director, and Jason Boucher, our former Chief Financial Officer and Treasurer, incorrectly reported the number of shares withheld to satisfy tax withholding obligations upon the vesting of previously granted shares of restricted stock on his Form 4 filed on March 13, 2018, but such shares were subsequently reported on an amendment to such Form 4 filed on August 3, 2018. Don Williamson, M.D., our Chief Operating Officer, inadvertently failed to file a Form 4 to report the withholding on September 19, 2018 of 2,597 shares upon the vesting of previously granted shares of restricted stock to satisfy tax withholding obligations, but such shares were subsequently reported on a Form 4 filed on December 18, 2018.

TRANSACTIONS WITH RELATED PERSONS
Statement of Policy Regarding Transactions with Related Persons
The Board of Directors has adopted a written Related Person Transaction Policy to assist it in reviewing, approving and ratifying transactions with related persons and to assist us in the preparation of related disclosures required by the SEC. This Related Person Transaction Policy supplements our other policies that may apply to transactions with related persons, such as the Corporate Governance Guidelines of the Board and the Code of Ethics and Conduct.
The Related Person Transaction Policy requires all “related persons” covered by the policy to promptly disclose to our general counsel the details of any related person transaction. The general counsel will then promptly communicate that information to the Board. The Related Person Transaction Policy provides that such transactions must then be reviewed and approved or ratified by an approving body comprised of the disinterested members of the Board or any committee of the Board.
In reviewing transactions with related persons, the approving body will consider all relevant facts and circumstances, including:

•	the relationship of the related person to our company;

•	the nature and extent of the related person’s interest in the transaction;

•	the material terms of the transaction;

•	the importance and fairness of the transaction both to us and to the related person;

•	the business rationale for engaging in the transaction;

•	whether the transaction would likely impair the judgment of a director or executive officer to act in our best interests;

•	whether the value and the terms of the transaction are substantially similar as compared to those of similar transactions we have previously entered into with non-related persons, if any; and

•	any other matters that management or the approving body deems appropriate.
The approving body will not approve or ratify any related person transaction unless it determines in good faith that, upon consideration of all relevant information, the related person transaction is in, or is not inconsistent with, our best interests. The approving body may also conclude, upon review of all relevant information, that the transaction does not constitute a related person transaction and thus that no further review is required under the policy.
Generally, the Related Person Transaction Policy applies to any current or proposed transaction that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K in which:

•	we were or are to be a participant;

•	the amount involved exceeds $120,000; and

•
any related person (i.e., a director, director nominee, executive officer, greater than 5% beneficial owner and any immediate family member of such person) had or will have a direct or indirect material interest.

All of the related party transactions described below have been approved in accordance with the Related Person Transaction Policy.

Certain Related Party Transactions

The following is a summary of related person transactions from January 1, 2018 through the date of this Proxy Statement required to be disclosed pursuant to Item 404(a) of Regulation S-K. For a summary of related party transactions from January 1, 2017 through the date of our definitive proxy statement for our 2018 Annual Meeting of Stockholders, see “Transactions with Related Persons-Certain Related Party Transactions” in such definitive proxy statement, filed with the SEC on March 16, 2018, which section is incorporated herein by reference.
Stockholders Agreement
We are party to an amended and restated stockholders agreement with Centerbridge and certain of our executive officers. Our amended and restated stockholders agreement provides that until we cease to be a controlled company, Centerbridge will have the right to designate a majority of our directors. After we cease to be a controlled company, Centerbridge will continue to have the right to designate nominees to the Board, subject to the maintenance of certain ownership requirements in the Company. Centerbridge has the right to nominate to the Board a number of designees equal to: (i) the lowest whole number that is 40% or greater of the total number of directors, so long as Centerbridge beneficially owns at least 40% (but 50% or less) of the shares of common stock entitled to vote generally in the election of our directors; (ii) the lowest whole number that is 30% or greater of the total number of directors, so long as Centerbridge beneficially owns at least 30% (but less than 40%) of the shares of common stock entitled to vote generally in the election of our directors; (iii) the lowest whole number that is 20% or greater of the total number of directors, so long as Centerbridge beneficially owns at least 20% (but less than 30%) of the shares of common stock entitled to vote generally in the election of our directors; and (iv) one director, so long as Centerbridge beneficially owns at least 15% (but less than 20%) of the shares of common stock entitled to vote generally in the election of our directors. In addition, our amended and restated stockholders agreement provides that Joseph A. Carlucci and Syed T. Kamal will each be nominated to the Board, and Centerbridge will vote for each of them to be a director of the Company: (x) with respect to Mr. Carlucci, for so long as he is Chief Executive Officer, and with respect to Mr. Kamal, for so long as he is President; or, in each case, (y) unless he is terminated for cause or resigns without good reason, for so long as he beneficially owns (together with his family or any trust or similar vehicle established for the benefit of his family) more than 40% of the shares of common stock owned by him as of the completion of the IPO in April 2016.
Registration Rights Agreement
We are party to an amended and restated registration rights agreement with Centerbridge, certain executive officers and other stockholders. Centerbridge is entitled to certain “demand” registration rights with respect to non‑shelf registered offerings, shelf registration and shelf “takedown” offerings under the Securities Act of 1933 of their shares of common stock. Centerbridge and the other stockholders, including certain executive officers and other stockholders, that are a party to our amended and restated registration rights agreement, as amended, are entitled to certain “piggyback” registration rights with respect to the registration of the sale of their shares of common stock under the Securities Act of 1933. Our amended and restated registration rights agreement, as amended, also provides that we will pay certain expenses relating to such registrations and indemnify such holders who have registration rights against certain liabilities that may arise under the Securities Act of 1933. Pursuant to this agreement, on July 18, 2017, we filed a registration statement on Form S-3 to register for possible resale, from time to time, an aggregate of 19,017,413 shares of common stock, comprised of all 17,615,836 shares of common stock held by Centerbridge, 718,040 shares held by Mr. Carlucci and 683,537 shares held by Mr. Kamal. This registration statement was declared effective by the SEC on March 19, 2018. However, none of Centerbridge or Messrs. Carlucci or Kamal will be able to use such Form S-3 for resales of stock held by them until we have been deemed to have timely filed all periodic reports required under the Exchange Act for at least one year.
Income Tax Receivable Agreement
We are party to an income tax receivable agreement (the “TRA”) for the benefit of our pre-IPO stockholders, including Centerbridge and the executive officers, that provides for the payment by us to each pre-IPO stockholder, on a pro rata basis, of 85% of the amount of cash savings, if any, in U.S. federal, state and local income tax that we actually realize as a result of any deductions (including net operating losses resulting from such deductions) (“Option Deductions”) attributable to the exercise of (or any payment, including any dividend equivalent right or payment, in respect of) any compensatory stock option issued by us that was outstanding (whether vested or unvested) as of April 19, 2016 (“Relevant Stock Options”).
For purposes of the TRA, cash savings in income tax will be computed by comparing our actual income tax liability to the amount of such taxes that we would have been required to pay had we not been able to utilize the tax benefits subject to the TRA. The term of the TRA commenced upon consummation of the IPO and will continue until all Relevant Stock Options have either been exercised or lapsed and all Option Deductions have been utilized or, if earlier, two years after all Relevant Stock Options have either been exercised or lapsed.
Our pre-IPO stockholders will not reimburse us for any payments previously made if the tax benefits giving rise to any payments under the TRA are subsequently disallowed (although future payments would be adjusted to the extent possible to reflect the result of such disallowance). As a result, in such circumstances we could make payments under the TRA that are greater than our actual cash tax savings.
While the actual amount and timing of any payments under the TRA will vary depending upon a number of factors, including the amount and timing of the taxable income we generate in the future, whether and when any Relevant Stock Options are exercised and the value of common stock at the time of such exercise, we expect that the payments that we make during the term of the TRA will be material.
In addition, the TRA provides that upon certain mergers, consolidations, acquisitions, asset sales, other changes of control (including changes of continuing directors) or our complete liquidation, the TRA is terminable with respect to certain Relevant Stock Options at the election of Centerbridge (or its assignee). If Centerbridge (or its assignee) elects to terminate the TRA with respect to such Relevant Stock Options, we will be required to make a payment equal to the present value of future payments under the TRA with respect to such Relevant Stock Options, which payment would be based on certain assumptions, including those relating to our future taxable income. If Centerbridge (or its assignee) does not elect to terminate the TRA with respect to such Relevant Stock Options upon a change of control, subsequent payments under the TRA will be calculated assuming that we have sufficient taxable income to utilize any available Option Deductions, in which case we may be required to make payments under the TRA that exceed our actual cash savings as a result of the Option Deductions in the taxable year.
In the event that we breach any of our material obligations under the TRA, whether as a result of our failure to make any payment when due, failure to honor any other material obligation under it or otherwise, then all our payment and other obligations under the TRA could be accelerated and become due and payable applying the same assumptions described above. Such payments could be substantial and could exceed our actual cash tax savings under the TRA.
We have the right to terminate the TRA at any time. If we terminate the TRA, our payment and other obligations under the TRA will be accelerated and will become due and payable, also applying assumptions similar to those described above, except that if we terminate the TRA at a time during which any Relevant Stock Options remain outstanding, the value of the common stock that would be delivered as a result of the exercise of such Relevant Stock Options will be assumed to be the value of common stock at such time plus a premium on such value, determined as of the date the TRA is terminated. The premium is 20% if we terminate the TRA after April 26, 2019 but on or before April 26, 2020, 10% if we terminate the TRA after April 26, 2020 but on or before April 26, 2021 and 0% if we terminate the TRA after April 26, 2021. Any such termination payments could be substantial and could exceed our actual cash tax savings under the TRA.
Because we are a holding company with no operations of our own, our ability to make payments under the TRA is dependent on the ability of our subsidiaries to make distributions to us. To the extent that we are unable to make payments under the TRA, such payments will generally accrue interest at a rate equal to the London Interbank Offered Rate plus 500 basis points from the due date until paid; however, if we are unable to make payments under the TRA because we do not have sufficient cash to make such payments as a result of limitations imposed by existing credit agreements to which we or any of our subsidiaries is a party, such payments will accrue interest at a rate equal to London Interbank Offered Rate plus 100 basis points from the due date until paid.
Since January 1, 2018, payments under the TRA to each of Messrs. Carlucci, Kamal and Williamson, totaled $187,748, $187,748, and $6,229, respectively, all of which were paid in April 2018. In addition, since January 1, 2018, payments under the TRA to Jonathan Wilcox, our former Chief Financial Officer, and Michael

Costa, our former General Counsel and Secretary, totaled $937 and $3,909, respectively, which were paid in April 2018.
Since January 1, 2018, payments under the TRA to Centerbridge totaled $5.1 million, all of which was paid in April 2018.
TLH Interests and Loan Servicing Agreement
The de novo clinic development costs of some of our joint venture subsidiaries are partly financed through revolving loans provided by our wholly owned operating subsidiary, American Renal Associates LLC (“ARA”), and term loans provided by Term Loan Holdings, LLC (“TLH”). In connection with the IPO on April 26, 2016, we transferred to TLH substantially all of the then-existing intercompany term loans (“assigned clinic loans”) provided to our joint venture subsidiaries by ARA.  In connection with such transfer, we distributed all of the membership interests in TLH, which had been wholly owned by ARA, to our pre-IPO stockholders pro rata in accordance with their ownership in the Company (the “TLH Distribution”). Accordingly, certain of our executive officers and directors and affiliates of Centerbridge own economic interests in TLH. A Centerbridge entity, which does not hold any economic interest in TLH, is the manager of TLH.
The following table sets forth the percentage membership interests held as of December 31, 2018 by Centerbridge and our executive officers and directors who own interests in TLH, and the approximate dollar values of such interests, based on the $5.1 million aggregate principal amount of assigned clinic loans outstanding as of December 31, 2018.

Related Person	TLH Interests (%)	Value ($) (dollars in thousands)
Centerbridge	79.3	4,025.5
Joseph A. Carlucci	2.9	149.5
Syed T. Kamal	2.9	149.5
Michael E. Boxer	*	11.7
Don E. Williamson, M.D.	*	5.0
Thomas W. Erickson	*	4.2
Michael R. Costa	*	3.1
Jonathan L. Wilcox	*	0.7

* Less than one percent.
As of December 31, 2018, the assigned clinic loans had maturities ranging from February 2019 to July 2020, with a weighted average maturity of approximately 0.9 years (December 2019), and a weighted average interest rate of 5.1%. Fixed principal and interest payments with respect to such assigned clinic term loans are payable monthly. For the year ended December 31, 2018, an aggregate of approximately $6.0 million in principal payments to TLH were made on the assigned clinic loans. Based on their proportionate interests in TLH, Centerbridge received approximately $4.8 million, and each of Messrs. Carlucci and Kamal received approximately $177,000, in value of these principal payments. Each assigned clinic loan is and will continue to be guaranteed by us and the applicable joint venture partner or partners in proportion to our respective ownership interests in the applicable joint venture. We guaranteed approximately $2.8 million of the assigned clinic loans outstanding as of December 31, 2018.
TLH is entitled to receive all interest and principal paid on the assigned clinic loans pursuant to the terms of a loan servicing agreement entered into between ARA and TLH (the “Loan Servicing Agreement”). ARA continues to administer and manage the assigned clinic loans as servicer pursuant to the Loan Servicing Agreement. ARA is entitled to be paid a quarterly fee for its services based on its reasonable costs and expenses, plus a specified percentage of such costs and expenses, which may be adjusted annually based on negotiations between ARA and TLH. The Loan Servicing Agreement provides that, at such time when the principal amount of assigned clinic loans outstanding is less than 10% of the amount outstanding as of the date of the agreement, TLH will have the right to require ARA to repurchase all of the outstanding assigned clinic loans and, additionally, ARA will have the right to require TLH to sell all of the outstanding assigned clinic loans to ARA, at a purchase price equal to the aggregate principal amount of the assigned clinic loans outstanding. As manager of TLH, Centerbridge may also be entitled to reimbursement for reasonable expenses incurred in the course of its duties pursuant to the amended and restated limited liability company agreement of TLH but will not be entitled to any additional compensation for acting as managing member.
Transactions with Dr. Williamson
Software Services
Our Chief Operating Officer, Dr. Williamson, and his wife, Karon Williamson, own 51% and 2.5%, respectively, of Kinetic Decision Solutions LLC (“Kinetic”), a company from which we license software relating to electronic medical record solutions. Dr. Williamson is also co-founder, Chief Executive Officer and Managing Partner of Kinetic. Under the terms of this arrangement, we paid Kinetic $317,735 during 2018 and $231,907 during 2019 through September 30, 2019.
Clinic Joint Ventures and Loans
Dr. Williamson and Spousal Limited Access Trust, Karon P. Williamson Trustee, a trust in which Dr. Williamson’s wife is trustee and beneficiary, are partners in certain of our clinic joint ventures. The clinics in which Dr. Williamson and/or his spousal trust have an ownership interest all receive intercompany revolving loans made through ARA and have a portion of their financing in the form of term loans held by TLH. See “—TLH Interests and Loan Servicing Agreement” above for a discussion of the interest of Dr. Williamson in TLH. As of January 1, 2018 and September 30, 2019, the aggregate principal amount outstanding of the intercompany revolving loans and assigned clinic loans made to our joint ventures in which Dr. Williamson and/or his spousal trust have an ownership interest was approximately $6.0 million and $2.8 million, respectively. As of September 30, 2019, such loans had maturities ranging from January 2020 to August 2024, with a weighted average maturity of approximately 2.2 years (December 2021), and a weighted average interest rate of 4.8%. Fixed principal and interest payments with respect to such loans are payable monthly. Each loan is secured by the assets of the applicable joint venture clinic and is, and will continue to be, guaranteed by us and Dr. Williamson and/or his spousal trust in proportion to each party’s ownership interests in the applicable joint venture. Based on their proportionate ownership interest in such joint ventures, Dr. Williamson and/or his spousal trust guaranteed $917,330 and $557,720 of such outstanding loans as of January 1, 2018 and September 30, 2019, respectively.
Clinic Lease
Dr. Williamson owns a 13.3% interest in an entity from which we lease space for a dialysis clinic. Under the lease agreement, we paid this entity $103,274 in 2017, $108,000 in 2018 and $76,950 in 2019 through September 30, 2019. Based on his proportionate ownership interest in such entity, Dr. Williamson received $13,735 in 2017, $14,364 in 2018 and $10,234 in 2019 through September 30, 2019.
Certain Family Relationships
Nicholas J. Carlucci, our Vice President of Financial Operations, is the son of our Chief Executive Officer. For the year ended December 31, 2018, his compensation, including salary, bonuses, equity awards and other benefits, totaled $325,970. This amount includes a grant of 2,240 shares of restricted stock with an initial grant-date fair value of $50,019.
STOCKHOLDER PROPOSALS FOR THE 2020 ANNUAL MEETING
If any stockholder wishes to propose a matter for consideration at our 2020 annual meeting of stockholders (the “2020 Annual Meeting”), the proposal should be mailed by certified mail return receipt requested, to Victoria A. Labriola, our Interim Secretary at American Renal Associates Holdings, Inc., 500 Cummings Center, Suite 6550, Beverly, MA 01915. To be eligible under the SEC’s stockholder proposal rule (Rule 14a-8(e) of the Exchange Act) for inclusion in our proxy statement for the 2020 Annual Meeting, a proposal must be received by our Secretary no later than June 26, 2020. Failure to deliver a proposal in accordance with this procedure may result in it not being deemed timely received.

In addition, our Bylaws permit stockholders to nominate candidates for director and present other business for consideration at our annual meeting of stockholders. To make a director nomination or present other business for consideration at the 2020 Annual Meeting, you must submit a timely notice in accordance with the procedures described in our Bylaws. To be timely, a stockholder’s notice must be delivered to the Secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. Therefore, to be presented at our 2020 Annual Meeting, such a proposal must be received on or after August 8, 2020, but not later than September 7, 2020. In the event that the date of the 2020 Annual Meeting is advanced by more than 30 days, or delayed by more than 70 days, from the anniversary date of this year’s Annual Meeting of Stockholders, notice by the stockholder to be timely must be so delivered not earlier than the 120th day prior to the 2020 Annual Meeting and not later than the close of business on the later of the 90th day prior to the 2020 Annual Meeting or the 10th day following the day on which public announcement of the date of the 2020 Annual Meeting is first made. The Bylaws have additional requirements that must also be followed in connection with submitting nominations or other business at an annual meeting.
HOUSEHOLDING OF PROXY MATERIALS
SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices of internet availability of proxy materials with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding,” provides cost savings for companies by reducing printing and mailing costs. Although we are not utilizing householding, some brokers with account holders who are our stockholders may household proxy materials, delivering a single proxy statement or notice of internet availability of proxy materials to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will generally continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice of internet availability of proxy materials, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker. You can also request prompt delivery of a copy of the proxy statement and annual report by contacting us in writing at American Renal Associates Holdings, Inc., 500 Cummings Center, Suite 6550, Beverly, MA 01915, Attention: Investor Relations, or by contacting our Investor Relations department by telephone at 978-522-6063.

OTHER BUSINESS
The Board does not know of any other matters to be brought before the meeting. If other matters are presented, the proxy holders will have discretionary authority to vote all proxies in accordance with their best judgment.

We make available, free of charge on our website, all of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K. To access these filings, go to our website (www.americanrenal.com) and click on “SEC Filings” under the “Investor Relations” heading. Copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, including financial statements and schedules thereto, filed with the SEC, are also available without charge to stockholders upon written request addressed to: Victoria A. Labriola, Interim Secretary, American Renal Associates Holdings, Inc., 500 Cummings Center, Suite 6550, Beverly, MA 01915.

AMERICAN RENAL associates

VOTE

Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Online
Go to **www.investorvote.com/ARA** or scan the QR code – login details are located in the shaded bar below.

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Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

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Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals – The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposal 2.

1. Election of two Class III Directors:

Nominee	For	Withhold	Nominee	For	Withhold
01 - Joseph A. Carlucci	☐	☐	02 - Steven M. Silver	☐	☐

B Authorized Signatures – This section must be completed for your vote to be counted – Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /		

2 1 B V

03411LB

The 2019 Annual Meeting of Stockholders of American Renal Associates Holdings, Inc. will be held on Friday, December 6, 2019 at 9:00 a.m., Eastern Time, virtually via the internet at www.meetingcenter.io/274362370.

To access the virtual meeting, you must have the 15 digit number that is printed in the shaded bar located on the reverse side of this form.

The password for this meeting is – ARA2019.

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

American Renal Associates Holdings, Inc.

Notice of 2019 Annual Meeting of Stockholders

Proxy Solicited on behalf of the Board of Directors of American Renal Associates Holdings, Inc. for Annual Meeting – December 6, 2019

Joseph A. Carlucci, Mark Herbers and Victoria Labriola, or any of them, each with the full power of substitution, are hereby authorized to represent and vote as specified on this proxy all shares of stock of American Renal Associates Holdings, Inc. of the undersigned held of record at the close of business on October 11, 2019, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of American Renal Associates Holdings, Inc. to be held on December 6, 2019 at 9:00 a.m. ET or at any postponement or adjournment thereof on all matters properly coming before the Annual Meeting of Stockholders, including, but not limited to, the matters set forth on the reverse side of this proxy. The undersigned hereby acknowledge(s) receipt of the notice of internet availability and/or proxy statement. The undersigned hereby revoke(s) all proxies heretofore given by the undersigned to vote at the Annual Meeting of Stockholders and any postponement or adjournment thereof.

Shares represented by this proxy will be voted as directed by the undersigned. If no directions are indicated but the proxy is signed, the Proxies will have authority to vote FOR all nominees and FOR Proposal 2.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

C Non-Voting Items

Change of Address – Please print new address below.

Comments – Please print your comments below.